                                                                    EXHIBIT 10.6




                                 LOAN AGREEMENT


                                      AMONG


                     FORT AUSTIN REAL ESTATE HOLDINGS, LLC,
                                  AS BORROWER,


                        FORT AUSTIN LIMITED PARTNERSHIP,
                              AS OPERATING LESSEE,


                                       AND


                      GENERAL ELECTRIC CAPITAL CORPORATION,
                                    AS LENDER






                                  MAY 15, 2002

                                TABLE OF CONTENTS

                                                                                  Page No.
                                                                                  --------
ARTICLE 1 CERTAIN DEFINITIONS...........................................................1
   Section 1.1       Certain Definitions................................................1

ARTICLE 2 LOAN TERMS....................................................................9
   Section 2.1       The Loan...........................................................9
   Section 2.2       Interest Rate; Late Charge.........................................9
   Section 2.3       Terms of Payment..................................................10
   Section 2.4       Security..........................................................11
   Section 2.5       Partial Releases..................................................11
   Section 2.6       Extension of Maturity Date........................................12

ARTICLE 3 INSURANCE, CONDEMNATION, AND IMPOUNDS........................................13
   Section 3.1       Insurance.........................................................13
   Section 3.2       Use and Application of Insurance Proceeds.........................14
   Section 3.3       Condemnation Awards...............................................15
   Section 3.4       Impounds..........................................................15

ARTICLE 4 ENVIRONMENTAL MATTERS........................................................16
   Section 4.1       Certain Definitions...............................................16
   Section 4.2       Representations and Warranties on Environmental Matters...........16
   Section 4.3       Covenants on Environmental Matters................................17
   Section 4.4       Allocation of Risks and Indemnity.................................17
   Section 4.5       Collateral Assignment of Indemnities..............................18
   Section 4.6       No Waiver.........................................................18

ARTICLE 5 LEASING MATTERS..............................................................18
   Section 5.1       Representations and Warranties on Residency Agreements............18
   Section 5.2       Standard Residency Agreement Form; Material Leases................19
   Section 5.3       Covenants.........................................................19
   Section 5.4       Operating Lease...................................................19

ARTICLE 6 REPRESENTATIONS AND WARRANTIES...............................................20
   Section 6.1       Organization and Power............................................20
   Section 6.2       Validity of Loan Documents........................................20
   Section 6.3       Liabilities; Litigation...........................................20
   Section 6.4       Taxes and Assessments.............................................20
   Section 6.5       Other Agreements; Defaults........................................20
   Section 6.6       Compliance with Law...............................................21
   Section 6.7       Location of Borrower..............................................21
   Section 6.8       ERISA.............................................................21
   Section 6.9       Margin Stock......................................................21
   Section 6.10      Tax Filings.......................................................21
   Section 6.11      Solvency..........................................................21
   Section 6.12      Full and Accurate Disclosure......................................22
   Section 6.13      Borrower Separateness.............................................22
   Section 6.14      Operating Lessee Separateness.....................................24
   Section 6.15      Licenses and Compliance...........................................27

ARTICLE 7 FINANCIAL REPORTING..........................................................27
   Section 7.1       Financial Statements..............................................27
   Section 7.2       Accounting Principles.............................................28
   Section 7.3       Other Information.................................................28
   Section 7.4       Annual Budget and Cash Flow Summary...............................28
   Section 7.5       Audits............................................................28

ARTICLE 8 COVENANTS....................................................................29
   Section 8.1       Due on Sale and Encumbrance; Transfers of Interests...............29
   Section 8.2       Taxes; Charges....................................................30
   Section 8.3       Control; Management...............................................30
   Section 8.4       Non-compliance....................................................31
   Section 8.5       Consultant........................................................31
   Section 8.6       Permits and Licenses; Operation; Maintenance; Inspection..........32
   Section 8.7       Taxes on Security.................................................32
   Section 8.8       Reserves, Deposits, Escrows.......................................32
   Section 8.9       Legal Existence; Name, Etc........................................32
   Section 8.10      Affiliate Transactions............................................33
   Section 8.11      Further Assurances................................................33
   Section 8.12      Estoppel Certificates.............................................33
   Section 8.13      Notice of Certain Events..........................................33
   Section 8.14      Indemnification...................................................33
   Section 8.15      ERISA.............................................................34
   Section 8.16      Satisfaction of Debentures........................................34
   Section 8.17      HCPI Transaction..................................................34
   Section 8.18      Immediate Repairs.................................................34
   Section 8.19      Debt Service Coverage and Cash on Cash Return.....................34
   Section 8.20      Operation.........................................................34
   Section 8.21      Services..........................................................34
   Section 8.22      Non-Competition...................................................34

ARTICLE 9 EVENTS OF DEFAULT............................................................35
   Section 9.1       Payments..........................................................35
   Section 9.2       Insurance.........................................................35
   Section 9.3       Sale, Encumbrance, Etc............................................35
   Section 9.4       Covenants.........................................................35
   Section 9.5       Representations and Warranties....................................36
   Section 9.6       Other Encumbrances................................................36
   Section 9.7       Involuntary Bankruptcy or Other Proceeding........................36
   Section 9.8       Voluntary Petitions, etc..........................................36
   Section 9.9       Material Adverse Change...........................................36
   Section 9.10      Other Loans.......................................................36
   Section 9.11      Debentures........................................................36
   Section 9.12      HCPI Transaction..................................................36

ARTICLE 10 REMEDIES....................................................................37
   Section 10.1      Remedies - Insolvency Events......................................37

   Section 10.2         Remedies - Other Events........................................37
   Section 10.3         Lender's Right to Perform the Obligations......................37

ARTICLE 11 MISCELLANEOUS...............................................................38
   Section 11.1         Notices........................................................38
   Section 11.2         Amendments and Waivers.........................................39
   Section 11.3         Limitation on Interest.........................................39
   Section 11.4         Invalid Provisions.............................................40
   Section 11.5         Reimbursement of Expenses......................................40
   Section 11.6         Approvals; Third Parties; Conditions...........................40
   Section 11.7         Lender Not in Control; No Partnership..........................41
   Section 11.8         Time of the Essence............................................41
   Section 11.9         Successors and Assigns.........................................41
   Section 11.10        Renewal, Extension or Rearrangement............................41
   Section 11.11        Divisions of the Loan; Syndication or Placement................41
   Section 11.12        Waivers........................................................42
   Section 11.13        Cumulative Rights..............................................42
   Section 11.14        Singular and Plural............................................42
   Section 11.15        Phrases........................................................42
   Section 11.16        Exhibits and Schedules.........................................42
   Section 11.17        Titles of Articles, Sections and Subsections...................42
   Section 11.18        Promotional Material...........................................42
   Section 11.19        Survival.......................................................42
   Section 11.20        Waiver of Jury Trial...........................................43
   Section 11.21        Waiver of Punitive or Consequential Damages....................43
   Section 11.22        Governing Law..................................................43
   Section 11.23        Entire Agreement...............................................43
   Section 11.24        Counterparts...................................................43

ARTICLE 12 LIMITATIONS ON LIABILITY....................................................43
   Section 12.1         Limitation on Liability........................................43
   Section 12.2         Limitation on Liability of Lender's Officers, Employees, etc...44

                              LIST OF DEFINED TERMS

                                                                         Page No.
                                                                         --------
Adjusted Operating Expenses....................................................1
Adjusted Operating Revenues....................................................1
Affiliate......................................................................1
Agreement......................................................................1
Allocated Loan Balance.........................................................1
ARC............................................................................1
ARCSPE.........................................................................1
Assignment of Interest Rate Protection Agreement...............................2
Assignment of Rents and Leases.................................................2
Bankruptcy Party..............................................................36
Blocked Account................................................................2
Blocked Account Agreement......................................................2
Borrower.......................................................................1
Borrower Party.................................................................2
Broadway.......................................................................2
Budget.........................................................................3
Business Day...................................................................3
Capital Expenditures...........................................................1
Capital Expenditures Budget....................................................1
Capital Improvements Reserve...................................................1
Cash on Cash Return............................................................3
Commitment Fee.................................................................3
Contract Rate..................................................................1
Control........................................................................3
Debentures.....................................................................3
Debt...........................................................................3
Debt Service...................................................................4
Debt Service Coverage..........................................................4
Default Rate...................................................................4
Environmental Laws............................................................16
ERISA.........................................................................34
Eurodollar Business Day........................................................4
Existing Facility..............................................................3
Facility Capacity..............................................................4
Fixed Rate.....................................................................9
Floating Rate..................................................................9
Hazardous Materials...........................................................16
HCPI Transaction...............................................................4
Heller Loans...................................................................4
Immediate Repairs..............................................................4
Independent Director......................................................24, 26
Independent Govenor...........................................................24
Insolvency Opinion........................................................24, 27
Interest Rate Protection Agreement.............................................4

Joinder.......................................................................47
Joinder Parties...............................................................47
Joinder Party..................................................................4
Lender.........................................................................5
LIBOR Rate.....................................................................5
Lien...........................................................................5
Loan...........................................................................5
Loan Administration Fee....................................................5, 10
Loan Documents.................................................................5
Loan to Value Ratio............................................................5
Maturity Date..................................................................5
Mortgage.......................................................................5
Net Cash Flow..................................................................6
Net Operating Income...........................................................6
Net Worth......................................................................6
Note...........................................................................6
Obligations...................................................................10
Operating Expenses.............................................................6
Operating Lease................................................................7
Operating Lessee............................................................1, 7
Operating Revenues.............................................................7
Parkplace......................................................................8
Person.........................................................................8
Plan..........................................................................34
Potential Default..............................................................8
Project........................................................................8
Projects.......................................................................8
Replacement Treasury Yield.....................................................2
Residency Agreement............................................................8
Resident.......................................................................8
Single Purpose Entity..........................................................8
Site Assessment................................................................8
SPC Party.................................................................23, 26
State..........................................................................9
State Agencies.................................................................9
Summit.........................................................................9
Yield Maintenance Amount.......................................................1
Yield Maximum Amount...........................................................9

                                LOAN AGREEMENT

         This Loan Agreement is entered into as of May 15, 2002 among GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation (formerly organized under the laws of the State of New York), FORT AUSTIN REAL ESTATE HOLDINGS, LLC, a Tennessee limited liability company ("BORROWER"), and FORT AUSTIN LIMITED PARTNERSHIP, a Texas limited partnership ("OPERATING LESSEE"). In consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lender and Borrower agree as follows:

                                   ARTICLE 1
                               CERTAIN DEFINITIONS

         Section 1.1 CERTAIN DEFINITIONS. As used herein, the following terms have the meanings indicated:

                  "ADJUSTED OPERATING EXPENSES" means Operating Expenses as determined and adjusted by Lender in accordance with its current audit policies and procedures.

                  "ADJUSTED OPERATING REVENUES" means Operating Revenues as determined and adjusted by Lender in accordance with its current audit policies and procedures.

                  "AFFILIATE" means (a) any corporation in which Borrower or Operating Lessee or any partner, shareholder, director, officer, member, or manager of Borrower or Operating Lessee directly or indirectly owns or Controls more than ten percent (10%) of the beneficial interest, (b) any partnership, joint venture or limited liability company in which Borrower or Operating Lessee or any partner, shareholder, director, officer, member, or manager of Borrower or Operating Lessee is a partner, joint venturer or member, (c) any trust in which Borrower or Operating Lessee or any partner, shareholder, director, officer, member or manager of Borrower is a trustee or beneficiary, (d) any entity of any type which is directly or indirectly owned or Controlled by Borrower or any partner, shareholder, director, officer, member or manager of Borrower or Operating Lessee, (e) any partner, shareholder, director, officer, member, manager or employee of Borrower or Operating Lessee, (f) any Person related by birth, adoption or marriage to any partner, shareholder, director, officer, member, manager, or employee of Borrower or Operating Lessee, or (g) any Borrower Party.

                  "AGREEMENT" means this Loan Agreement, as amended from time to time.

                  "ALLOCATED LOAN BALANCE" means, for each Project, the portion of the principal balance of the Loan allocated to such Project as specified in Exhibit D attached hereto and made a part hereof.

                  "ARC" means American Retirement Corporation, a Tennessee corporation.

                  "ARCSPE" means ARCPI Holdings, Inc., a Tennessee corporation whose sole shareholder is ARC, and the sole member of Borrower.

                  "ASSIGNMENT OF INTEREST RATE PROTECTION AGREEMENT" means that Assignment of Interest Rate Protection Agreement executed by Borrower and assigning the Interest Rate Protection Agreement to Lender.

                  "ASSIGNMENT OF RENTS AND LEASES" means, collectively, and as amended, the following Assignments of Rents and Leases:

                           (a) Assignment of Rents and Leases of even date herewith, executed by Borrower, filed for recording in the Real Property Records of Tarrant County, Texas, and in the Real Property Records of Travis County, Texas, assigning to Lender the Operating Lease and all rents and income from the Operating Lease as it relates to Broadway and Summit;

                           (b) the Assignment of Rents and Leases dated of even date herewith, executed by Borrower, filed for recording in the Real Property Records of Denver County, Colorado, assigning to Lender the Operating Lease and all rents and income from the Operating Lease as it relates to Parkplace;

                           (c) the Assignment of Rents, Leases, and Income dated of even date herewith, executed by Operating Lessee, filed for recording in the Real Property Records of Tarrant County, Texas, and in the Real Property Records of Travis County, Texas, and assigning to Lender the rents and income from Residency Agreements and other leases and subleases of Broadway and Summit;

                           (d) the Assignment of Rents, Leases, and Income dated of even date herewith, executed by Operating Lessee, filed for recording in the Real Property Records of Denver County, Colorado, and assigning to Lender the rents and income from Residency Agreements and other leases and subleases of Parkplace; and

                           (e) any other assignment of rents and leases in favor of Lender and pertaining to the rents, and leases, and income of the Projects.

                  "BLOCKED ACCOUNT" means an account established at a bank satisfactory to Lender, and controlled by Lender, into which all Operating Revenues of the Projects shall be deposited for further funding into a collection account controlled by Lender upon the occurrence of an Event of Default.

                  "BLOCKED ACCOUNT AGREEMENT" means an agreement among Lender, Borrower, Operating Lessee, and the depository bank in which the Blocked Account is established, providing for the collection and application of Operating Revenues of the Projects.

                  "BORROWER PARTY" means any Joinder Party, ARC, ARCSPE, Operating Lessee, any member in Borrower, any member in any limited liability company that is a member in Borrower, any general partner of Operating Lessee, and any general partner in any partnership that is a general partner of Operating Lessee, at any level.

                  "BROADWAY" means Broadway Plaza at Cityview Retirement Center, consisting of approximately 126 independent residential living units, 88 villas, 40 assisted living units, and a

122-bed skilled/intermediate care health center on 20.013 acres located at 5301 Bryant Irvin Road, Fort Worth, Texas, including parking for 355 automobiles, and more particularly described on Exhibit A.

                  "BUDGET" means that budget for allocation of proceeds of the Loan attached hereto as Exhibit B and made a part hereof.

                  "BUSINESS DAY" means any day that is not a Saturday, Sunday, or day on which banks are required or permitted to be closed in the State of New York.

                  "CAPITAL EXPENDITURES" has the meaning assigned to such term in Schedule 2.4 of this Agreement.

                  "CAPITAL EXPENDITURES BUDGET" has the meaning assigned to such term in Schedule 2.4 of this Agreement.

                  "CAPITAL IMPROVEMENTS RESERVE" has the meaning assigned to such term in Schedule 2.4 of this Agreement.

                  "CASH ON CASH RETURN" means the ratio, expressed as a percentage, of (a) annualized Net Operating Income to (b) the sum of the outstanding principal balance of the Loan.

                  "COMMITMENT FEE" means a commitment fee payable by Borrower to Lender on or before the initial advance of the Loan, in the amount of $957,000 (one percent of the maximum amount of the Loan).

                  "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract, or otherwise.

                  "DEBENTURES" shall mean the $138,000,000 in subordinated convertible debentures issued by ARC in September 1997 and maturing October 2002.

                  "DEBT" means, for any Person, without duplication: (a) all indebtedness of such Person for borrowed money (whether personal or non-recourse, secured or unsecured), for amounts drawn under a letter of credit, or for the deferred purchase price of property for which such Person or its assets is liable, (b) all unfunded amounts under a loan agreement, letter of credit, or other credit facility for which such Person would be liable, if such amounts were advanced under the credit facility, (c) all amounts required to be paid by such Person as a guaranteed payment to partners or a preferred or special dividend, including any mandatory redemption of shares or interests, (d) all indebtedness guaranteed by such Person, directly or indirectly, (e) all obligations under leases that constitute capital leases for which such Person is liable, and (f) all obligations of such Person under interest rate swaps, caps, floors, collars and other interest hedge agreements, in each case whether such Person is liable contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which obligations such Person otherwise assures a creditor against loss.

                  "DEBT SERVICE" means the aggregate principal payments, interest payments and other payments by Borrower on the Loan, other than Net Cash Flow payments in reduction of the principal balance of the Loan under
Section 2.3(b), and required additions to the Capital Expenditures Reserve and any other reserves deemed necessary by Lender, and on all other outstanding Debt of Borrower or Operating Lessee for the period of time for which calculated.

                  "DEBT SERVICE COVERAGE" means, for the period of time for which the calculation is being made, the ratio of Net Operating Income to Debt Service.

                  "DEFAULT RATE" means the lesser of (a) the maximum rate of interest allowed by applicable law, or (b) five percent (5%) per annum in excess of the Floating Rate.

                  "EVENT OF DEFAULT" has the meaning assigned to such term in
Article 9.

                  "EURODOLLAR BUSINESS DAY" means any day on which banks in the City of London are generally open for interbank or foreign exchange transactions.

                  "FACILITY CAPACITY" means the total number of independent living units and the total number of assisted living units and skilled nursing beds, if applicable, in the Projects.

                  "FIXED RATE" has the meaning assigned to such term in Section 2.2.

                  "FLOATING RATE" has the meaning assigned to such term in
Section 2.2.

                  "HELLER LOANS" means those mortgage loans held by Heller Healthcare Finance, Inc. or Heller Financial, Inc. or one or more of their related entities and secured by first priority mortgages or deeds of trust on those retirement centers operated by Affiliates of ARC and known as Countryside, Parklane West, Greenville, and Park Regency.

                  "HCPI TRANSACTION" means that $125,000,000 loan by Health Care Property Investors, Inc. to an ARCSPE to be secured by, among other interests, pledges of ownership interests in Borrower.

                  "IMMEDIATE REPAIRS" means those capital improvements, repairs and replacements to the Projects recommended in the engineering reports furnished to Lender in connection with the initial advance of the Loan, such Immediate Repairs to be completed no later than November 30, 2002.

                  "INTEREST RATE PROTECTION AGREEMENT" means an interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or similar interest rate protection agreement, as approved by Lender and as purchased by Borrower and issued or entered into with a creditworthy counterparty satisfactory to Lender, and providing for interest rate protection that results in a minimum Debt Service Coverage of 1.05:1 on the Net Operating Income of the Projects, as determined by Lender at the time of the initial advance of the Loan.

                  "JOINDER PARTY" means the Persons, if any, executing the Joinder hereto.

                  "LENDER" means General Electric Capital Corporation, and its successors and assigns.

                  "LIBOR RATE" means the U.S. Dollar rate (rounded upward to the nearest one-sixteenth of one percent) listed on page 3750 (i.e., the Libor page) of the Telerate News Services titled "British Banker Association Interest Settlement Rates" for a designated maturity of one (1) month determined as of 11:00 a.m. London Time on the second (2nd) full Eurodollar Business Day next preceding the first day of each month with respect to which interest is payable under the Loan (unless such date is not a Business Day in which event the next succeeding Eurodollar Business Day which is also a Business Day will be used). If the Telerate News Services (1) publishes more than one (1) such Libor Rate, the average of such rates shall apply, or (2) ceases to publish the Libor Rate, then the Libor Rate shall be determined from such substitute financial reporting service as Lender in its discretion shall determine.

                  "LIEN" means any interest, or claim thereof, in the Projects securing an obligation owed to, or a claim by, any Person other than the owner of the Projects, whether such interest is based on common law, statute or contract, including the lien or security interest arising from a deed of trust, mortgage, assignment, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term "Lien" shall include reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting the Projects.

                  "LOAN" means the loan to be made by Lender to Borrower under this Agreement, and all other amounts owing from time to time and secured by the Loan Documents.

                  "LOAN ADMINISTRATION FEE" has the meaning assigned to such term in Section 2.3(c).

                  "LOAN DOCUMENTS" means: (a) this Agreement, (b) the Note, (c) the Mortgage, (d) the Assignment of Rents and Leases, (e) financing statements,
(f) the Assignment of Interest Rate Protection Agreement, (g) the Blocked Account Agreement, (h) the Interest Rate Protection Agreement, (i) any and all other documents evidencing, securing, governing or otherwise pertaining to the Loan, and (j) all amendments, modifications, renewals, substitutions and replacements of any of the foregoing.

                  "LOAN TO VALUE RATIO" means the ratio, expressed as a percentage, of the outstanding principal balance of the Loan divided by the fair market value of the Projects, as determined by Lender's customary underwriting and valuation methods and procedures.

                  "MATURITY DATE" means the earlier of (a) May 31, 2005, or (b) any earlier on which the entire Loan is required to be paid in full, by acceleration or otherwise, under this Agreement or any of the other Loan Documents.

                  "MORTGAGE" means, collectively, the following deeds of trust and mortgages:

                           (a) Deed of Trust, Security Agreement and Fixture Filing, dated of even date herewith, executed by Borrower for the benefit of Lender, recorded in the Real

         Property Records of Tarrant County, Texas, and in the Real Property Records of Travis County, Texas, and encumbering Broadway and Summit;

                           (b) Leasehold Deed of Trust, Security Agreement and Fixture Filing, dated of even date herewith, executed by Operating Lessee for the benefit of Lender, recorded in the Real Property Records of Tarrant County, Texas, and in the Real Property Records of Travis County, Texas, encumbering the leasehold interest of Operating Lessee in Broadway and Summit under the Operating Lease;

                           (c) Deed of Trust, Security Agreement and Fixture Filing, dated of even date herewith, executed by Borrower for the benefit of Lender, recorded in the Real Property Records of Denver County, Colorado, and encumbering Parkplace;

                           (d) Leasehold Deed of Trust, Security Agreement and Fixture Filing, dated of even date herewith, executed by Operating Lessee for the benefit of Lender, recorded in the Real Property Records of Denver County, Colorado, and encumbering the leasehold interest of Operating Lessee in Parkplace under the Operating Lease; and

                           (e) any other deed of trust, mortgage or similar instrument encumbering the Projects as security for the Loan.

                  "NET CASH FLOW" means, for any period, the amount by which Operating Revenues exceed the sum of (a) Operating Expenses, (b) Debt Service, and (c) any actual payment into impounds, escrows, or reserves required by Lender, except to the extent included within the definition of Operating Expenses.

                  "NET OPERATING INCOME" means the amount by which Adjusted Operating Revenues exceed Adjusted Operating Expenses, calculated on the basis of occupancy of not more than 95% of the Projects and taking into account a management fee equal to four percent (4%) of Operating Revenues.

                  "NET WORTH" means, as to any period of time, total assets (after adding back accumulated depreciation, amortization, and other reasonable non-cash charges determined in accordance with generally accepted accounting principles), less total liabilities (contingent or otherwise) determined on a book basis in accordance with generally accepted accounting principles, including declared and unpaid distributions or dividends; however, excluded from the determination of total assets shall be all assets that are classified as intangible, including good will, licenses, patents, trademarks, trade names, copyrights and franchises.

                  "NOTE" means the Promissory Note of even date herewith in the principal amount of up to $95,700,000, executed by Borrower, payable to the order of Lender and evidencing the Loan.

                  "OPERATING EXPENSES" means all customary expenses of operating the Projects in the ordinary course of business which are paid in cash by Borrower or Operating Lessee and which are directly associated with and fairly allocable to the Projects for the applicable period, including ad valorem real estate taxes and assessments, insurance premiums, regularly scheduled tax impounds paid to Lender, maintenance costs, management fees and costs equal to the greater of four percent (4%) of Operating Revenues, accounting, legal, and other professional fees, fees relating to environmental and Net Cash Flow and Net Operating Income audits, and other expenses incurred by Lender and reimbursed by Borrower under this Agreement and the other Loan Documents, Capital Expenditures specifically identified in a Capital Expenditures Budget (as defined in Schedule 2.4), deposits to the Capital Improvements Reserve required by Lender, wages, salaries, and personnel expenses, but excluding Debt Service, Capital Expenditures unless specifically included in a Capital Expenditures Budget, any of the foregoing expenses which are paid from deposits to cash reserves previously included as Operating Expenses, any payment or expense for which Operating Lessee was or is to be reimbursed from proceeds of the Loan or insurance or by any third party, and any non-cash charges such as depreciation and amortization. Any management fee or other expense payable to Operating Lessee or to an Affiliate of Operating Lessee shall be included as an Operating Expense only with Lender's prior approval. Operating Expenses shall not include federal, state or local income taxes or legal and other professional fees unrelated to the operation of the Projects.

                  "OPERATING LEASE" means that Master Lease between Borrower, as Lessor, and Operating Lessee, as Lessee, under which Borrower leases Broadway, Summit, and Parkplace to Operating Lessee for the operation of retirement communities or senior living centers, together with any modifications, amendments, restatements, or subsequent leases in connection with the HCPI Transaction that specifically replace the foregoing Master Lease, and that may include other subsidiaries of ARCSPE as additional Lessors and/or Lessees.

                  "OPERATING LESSEE" means Fort Austin Limited Partnership, a Texas limited partnership whose sole limited partner is ARC Partners II, Inc., a Tennessee corporation, which is owned by ARCSPE, and the operator of the Projects.

                  "OPERATING REVENUES" means all cash receipts of Borrower and Operating Lessee from leasing and operation of the Projects or otherwise arising in respect of the Projects after the date hereof which are properly allocable to the Projects for the applicable period, including (a) gross resident service revenues, including revenues from companion care and therapy services, less contractual allowances and provisions for uncollectible accounts, free care and discounted care, if any, (b) non-operating revenues, (c) entrance fees actually paid, if any, net of refunds, (d) revenues from parking agreements, concession fees and charges and other miscellaneous operating revenues, (e) proceeds from rental or business interruption insurance, (f) proceeds of any loans (other than the Loan and any refinancing of the Loan) obtained by Borrower or Operating Lessee after the date hereof which are secured by a Project (less only reasonable and customary expenses incurred in procuring and closing such loan and actually paid in cash to individuals or entities other than Borrower or Operating Lessee or any Affiliate of Borrower or Operating Lessee and without implying any consent of Lender to the granting of any security for any such loans), (g) withdrawals from cash reserves (except to the extent any operating expenses paid therewith are excluded from Operating Expenses). Operating Revenues shall not include (1) security deposits and earnest money deposits until they are forfeited by the depositor, (2) advance rentals until they are earned, (3) proceeds from a sale or other disposition, (4) any gain or loss resulting from the early extinguishment of indebtedness or the sale, exchange or other disposition of properties not in the ordinary course of business, (5) gifts, grants, bequests or donations restricted as to use by the donor or grantor for a purpose inconsistent with the payment of Debt Service, or (6) insurance proceeds (other than rental or business interruption proceeds) and condemnation proceeds. For purposes of any calculation that is made with reference to both Adjusted Operating Revenues and Adjusted Operating Expenses, any deduction from gross resident service revenues otherwise required by the preceding provisions of this definition shall not be made if and to the extent that the amount of such deduction is included in Adjusted Operating Expenses.

                  "PERSON" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, trustee, estate, limited liability company, unincorporated organization, real estate investment trust, government or any agency or political subdivision thereof, or any other form of entity.

                  "POTENTIAL DEFAULT" means the occurrence of any event or condition which, with the giving of notice, the passage of time, or both, would constitute an Event of Default.

                  "PARKPLACE" means Parkplace Retirement Community, consisting of approximately 173 independent residential living units, and 53 assisted living units on 1.623 acres located at 111 Emerson Street in Denver, Colorado, including adequate parking for automobiles, and more particularly described on Exhibit A.

                  "PROJECTS" means, collectively, Broadway, Summit, Parkplace, and any other retirement communities acquired, constructed or developed by Borrower and made subject to the Mortgage and the other Loan Documents, and the term "PROJECT" shall mean and refer to any of the Projects and all related facilities, other amenities, fixtures, and personal property owned by Borrower and any improvements now or hereafter located on the real property related thereto. Any property that is sold and released from the Mortgage shall not be a Project after the date of such sale and release.

                  "RESIDENCY AGREEMENT" means (a) any lease, residency or other rental agreement for the occupancy of residential living units of any Project,
(b) any admission and financial agreement for the use and occupancy of an assisted living unit of any Project, (c) any health center admission and financial agreement (private payment) or health center admission agreement (Medicare payment) and (d) any other express or implied agreement for the occupancy of nursing beds in a Project or for space in or use of the Project.

                  "RESIDENT" means any resident of a Project under a Residency Agreement.

                  "SINGLE PURPOSE ENTITY" shall mean a Person (other than an individual, a government, or any agency or political subdivision thereof), which exists solely for the purpose of owning the Projects, conducts business only in its own name, does not engage in any business or have any assets unrelated to the Projects (other than facilities which previously were Projects and were released under Section 2.5 of this Agreement), does not have any indebtedness other than as permitted by this Agreement, has its own separate books, records, and accounts (with no commingling of assets), holds itself out as being a Person separate and apart from any other Person, and observes corporate and partnership formalities independent of any other entity, and which otherwise constitutes a single purpose, bankruptcy remote entity as determined by Lender.

                  "SITE ASSESSMENT" means an environmental engineering report for a Project prepared by an engineer engaged by Lender at Borrower's expense, and in a manner satisfactory to Lender, based upon an investigation relating to and making appropriate inquiries concerning the existence of Hazardous Materials on or about a Project, and the past or present discharge, disposal, release or escape of any such substances, all consistent with good customary and commercial practice, and certified for the use and reliance by Lender and its Affiliates, successors and assigns.

                  "STATE" means the State of Texas.

                  "STATE AGENCIES" means any governmental authority having jurisdiction over Borrower, any Joinder Party or any Project, including, with respect to Broadway and Summit, the Texas Department of Health and the Texas Department of Human Services, and with respect to Parkplace, the Colorado Department of Public Health and Environment and the Colorado Department of Health Care Policy and Financing, and any other governmental authorities having enforcement authority over the statutes, rulings, rules, regulations, permits, certificates and ordinances promulgated with respect to Borrower and Joinder Party, or any Project.

                  "SUMMIT" means Summit at Westlake Hills Retirement Community consisting of approximately 149 independent residential living units, 30 assisted living units, and a 90-bed skilled/intermediate care health center on
14.003 acres located at 1034 Liberty Park Avenue, Austin, Texas, including parking for 212 automobiles, and more particularly described on Exhibit A.

                  "YIELD MAINTENANCE AMOUNT" shall have the meaning assigned to such term in Schedule 2.3(e).

                                   ARTICLE 2
                                   LOAN TERMS

         Section 2.1 THE LOAN. The Loan shall be funded in one or more advances and repaid in accordance with this Agreement. The initial advance of the Loan shall be made upon Borrower's satisfaction of the conditions to initial advance described in Schedule 2.1, Part A, and shall be in an amount equal to $95,700,000. The Loan shall be advanced for payment of those costs set forth in the Budget, with any excess proceeds (that is, any allocated funds in excess of the actual amount spent in any Budget category) being applied to reduce the principal balance of the Heller Loans.

         Section 2.2 INTEREST RATE; LATE CHARGE. The outstanding principal balance of the Loan (including any amounts added to principal under the Loan Documents) shall bear interest as follows:

                (a) $62,330,000 of the principal balance of the Loan shall bear interest at eight and twenty one-hundredths percent (8.20%) per annum (the "FIXED RATE") until December 31, 2002 and thereafter shall bear interest at the Floating Rate; however, Borrower may at any time before December 31, 2002 and on 30 days prior notice to Lender and payment of the Yield Maintenance Amount, convert the interest rate on such $62,330,000 portion of the principal balance of the Loan to a rate of interest equal to the greater of (i) three and ninety-five one hundredths percent (3.95%) per annum in excess of the LIBOR Rate or (ii) six and seventy-five one hundredths percent (6.75%) per annum (the "FLOATING RATE"); and

                (b) Prior to January 1, 2003, the principal balance of the Loan in excess of $62,330,000 and from and after January 1, 2003 the entire principal balance of the Loan shall bear interest at the Floating Rate.

Interest shall be computed on the basis of a fraction, the denominator of which is three hundred sixty (360) and the numerator of which is the actual number of days elapsed from the date of the initial advance or the date on which the immediately preceding payment was due. If Borrower fails to pay any installment of interest or principal within five (5) days after the date on which the same is due, Borrower shall pay to Lender a late charge on such past-due amount, as liquidated damages and not as a penalty, equal to the greater of (A) interest at the Default Rate on such amount from the date when due until paid, or (B) five percent (5%) of such amount, but not in excess of the maximum amount of interest allowed by applicable law. While any Event of Default exists, the Loan shall bear interest at the Default Rate.

         Section 2.3 TERMS OF PAYMENT. The Loan and the interest thereon shall be evidenced by, and be payable as hereinafter provided (the Loan and the interest thereon, together with any other sums payable by Borrower under the Loan Documents, are herein collectively called the "OBLIGATIONS"), and, from and after the date hereof shall be payable as follows:

                (a) INTEREST AND PRINCIPAL. Commencing on June 1, 2002, Borrower shall pay interest in arrears at the rate or rates set forth in Section 2.2, and a principal installment based on a 25-year monthly amortization of the principal balance of the Loan in equal monthly installments of principal and interest at the rate of seven percent (7%) per annum, on the first day of each month until all amounts due under the Loan Documents are paid in full.

                (b) PRINCIPAL AMORTIZATION. In addition to monthly payments of interest and principal hereunder, if for any calendar quarter (January through March, April through June, July through September, or October through December) the Debt Service Coverage is less than 1.20:1, then, in addition to regular monthly installments of interest and principal, Borrower and Operating Lessee shall pay to Lender on the first (1st) day of each month commencing with the first day of the second calendar month following such calendar quarter and continuing until Borrower has demonstrated a Debt Service Coverage of at least 1.20:1 for at least two (2) consecutive calendar quarters, all Net Cash Flow from the Projects, such Net Cash Flow to be applied in reduction of the principal balance of the Loan (subject to any Yield Maintenance Amount that may be owing).

                (c) LOAN ADMINISTRATION FEE. Commencing June 1, 2002 and continuing on the first day of each month thereafter so long as the Loan is outstanding, Borrower shall pay to Lender, in monthly installments of $7,083.40 each, an annual loan administration fee of $85,000 per year (the "LOAN ADMINISTRATION FEE").

                (d) MATURITY. On the Maturity Date, Borrower shall pay to Lender all outstanding principal, accrued and unpaid interest, and any other amounts due under the Loan Documents.

                (e) PREPAYMENT. Borrower may not prepay any portion of the Loan before December 1, 2002. Commencing December 1, 2002, the Loan may be prepaid as follows:

                    (1) From and after December 1, 2002 and before June 1, 2003, but only in connection with a sale or refinancing as allowed for a partial release under Section 2.5, Borrower may prepay the Loan in whole or in part, upon ten (10) days prior written notice to Lender, and on any regularly scheduled interest payment due date, by paying Lender all or a portion of the principal balance of the Loan and a prepayment fee equal to one and one-half percent (1.5%) of the amount prepaid.

                    (2) From and after June 1, 2003 and before June 1, 2004, but only in connection with a sale or refinancing as allowed for a partial release under Section 2.5, Borrower may prepay the Loan in whole or in part, upon ten (10) days prior written notice to Lender, and on any regularly scheduled interest payment due date, by paying Lender all or a portion of the principle balance of the Loan and a prepayment fee equal to one percent (1%) of the amount prepaid.

                    (3) From and after June 1, 2004, Borrower may prepay all or a portion of the Loan, in whole or in part, upon ten (10) days prior written notice to Lender and on any regularly scheduled interest payment due day, by paying Lender all or a portion of the principal balance of the Loan, but without any premium or penalty.

In addition, Borrower may not prepay the Loan in whole or in part in any amount which would reduce the unpaid principal balance of the Loan to less than $62,330,000 at any time before December 31, 2002, or the earlier conversion of the Fixed Rate portion of the Loan to a Floating Rate.


                (f) MANDATORY REPAYMENT. If at any time the number of Projects encumbered by the Mortgage is fewer than two, Lender may upon ninety (90) days prior notice to Borrower declare the unpaid principal balance of the Loan, together with all accrued and unpaid interest and other charges, any prepayment fee required under Section 2.3(e), and the Yield Maintenance Amount for payment of any portion of the Loan which is payable at the Fixed Rate, due and payable, and the Loan then shall be due and payable at the expiration of the ninety
(90) - day period after Lender's notice to Borrower.

                (g) APPLICATION OF PAYMENTS. All payments received by Lender under the Loan Documents shall be applied: first, to any fees and expenses due to Lender under the Loan Documents; second, to any Default Rate interest or late charges; third, to accrued and unpaid interest; fourth, to the principal sum of the Loan. Lender reserves the right to require any payment on the Loan, whether such payment is of a regular installment or represents a prepayment or final payment, to be by wired federal funds or other immediately available funds.

         Section 2.4 SECURITY. The Loan shall be secured by the Mortgage, the Assignments of Rents and Leases, and the other Loan Documents. As further security for the Loan, Borrower shall fund the Capital Improvements Reserve in accordance with Schedule 2.4.

         Section 2.5 PARTIAL RELEASES. Upon either (a) a sale of a Project to an entity which is owned by a third party which is not an Affiliate of Borrower or ARC or ARCSPE, or (b) for Summit or Broadway, a refinancing or recapitalization of Summit or Broadway in connection with the expansion of either such Project, Borrower shall have the right to obtain a partial release of such Project from the Mortgage and the other Loan Documents on the following terms and conditions:

                (a) No Event of Default or Potential Default shall have occurred and be continuing hereunder;

                (b) Borrower shall submit a prepared release instrument (the "PARTIAL RELEASE") in form and substance satisfactory to Lender, accompanied with information necessary for Lender to process the Partial Release, including the name and address of the title insurance company, if any, to whose attention the Partial Release should be directed, numbers that reference the Partial Release (i.e., order numbers, release numbers, etc.) and the date when the Partial Release is to become effective. Borrower shall also specify the name and address of the prospective purchaser of or lender for the Project being released, and such other documents and information as Lender may reasonably request;

                (c) Borrower shall make a payment in reduction of the outstanding principal balance of the Loan in an amount of at least 115% of the Allocated Loan Balance of the Project being released and any additional payment in reduction of the principal balance of the Loan which may be required in order that after the Partial Release (1) the Cash on Cash Return will be equal to or greater than the Cash on Cash Return immediately before the Partial Release and equal to or greater than 14.25%, and (2) the Debt Service Coverage will be equal to or greater than the Debt Service Coverage immediately before the Partial Release and equal to or greater than 1.75:1, and (3) the Loan to Value Ratio will be not more than 80%;

                (d) All accrued but unpaid interest on the outstanding principal balance of the Loan shall be paid at the time the Partial Release is made; and

                (e) Borrower shall pay all costs and expenses of Lender arising in connection with the Partial Release, including but not limited to, legal fees of Lender's counsel, all title insurance premiums arising as a result of endorsements required by Lender in connection with the Partial Release and all other costs arising in connection with the execution and delivery of the Partial Release.

         Section 2.6 EXTENSION OF MATURITY DATE. Provided no Event of Default or Potential Default exists, Lender shall on request of Borrower not more than ninety (90) days before and not fewer than sixty (60) days before the Maturity Date, or any extension thereof, extend the Maturity Date for up to two (2) additional one-year periods upon the following conditions:

                (a) receipt and approval by Lender of a satisfactory current environmental Site Assessment and engineering report for each of the Projects;

                (b) determination by Lender, based on Lender's audit of the Operating Revenues and Operating Expenses of the Projects, that the Net Operating Income of the Projects provides a Cash on Cash Return of at least 13.0% per annum, a Debt Service Coverage of at least 1.45:1, and a Loan to Value Ratio of not more than 80%;

                (c) receipt by Lender of an extension fee in the amount of one-half percent (0.5%) of the principal balance of the Loan;

                (d) Borrower's purchase of a further Interest Rate Protection Agreement satisfactory to Lender, and the assignment of such Interest Rate Protection Agreement to Lender, in form satisfactory to Lender;

                (e) receipt by Lender of an estoppel certificate executed by Operating Lessee and confirming that the Operating Lease is in full force and effect, is not subject to any offsets, credits or defenses, and as to such other matters as Lender reasonably shall request.

                (f) execution by Borrower of an agreement, in form and substance satisfactory to Lender, renewing and extending the Maturity Date of the Loan and the liens, security interests and other obligations created by the Mortgages and the other Loan Documents for the applicable extension period; and

                (g) payment by Borrower of all costs and expenses of extending the Maturity Date, including, without limitation, the fees and expenses of Lender's counsel, recording costs, and any endorsement to title insurance required by Lender.

                                   ARTICLE 3
                      INSURANCE, CONDEMNATION, AND IMPOUNDS

         Section 3.1 INSURANCE. Borrower and Operating Lessee shall maintain insurance as follows:

                (a) CASUALTY; BUSINESS INTERRUPTION. Borrower and Operating Lessee shall keep the Projects insured against damage by fire and the other hazards covered by a standard extended coverage and all-risk insurance policy for the full insurable value thereof (without reduction for depreciation or co-insurance), and shall maintain such other casualty insurance as reasonably required by Lender. Borrower and Operating Lessee shall keep any Project that is located in an area identified by the Federal Emergency Management Agency as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968 (and any successor act thereto) insured against loss by flood in an amount at least equal to the lesser of (1) the maximum amount of the Loan or (2) the maximum limit of coverage available under said act. Borrower and Operating Lessee shall maintain use and occupancy insurance covering, as applicable, rental income or business interruption, with coverage in an amount not less than twelve (12)-months anticipated gross rental income or gross business earnings, as applicable in each case, attributable to the Projects. Neither Borrower nor Operating Lessee shall maintain any separate or additional insurance which is contributing in the event of loss unless it is properly endorsed and otherwise satisfactory to Lender in all respects. The proceeds of insurance paid on account of any damage or destruction to a Project shall be paid to Lender to be applied as provided in
Section 3.2.

                (b) LIABILITY. Borrower and Operating Lessee shall maintain (1) commercial general liability insurance with respect to each Project providing for limits of liability of not less than $11,000,000 for both injury to or death of a person and for property damage per occurrence, and (2) other liability insurance as reasonably required by Lender.

                (c) FORM AND QUALITY. All insurance policies shall be endorsed in form and substance acceptable to Lender to name Lender as an additional insured, loss payee or mortgagee thereunder, as its interest may appear, with loss payable to Lender, without contribution, under a standard New York (or local equivalent) mortgagee clause. All such insurance policies and endorsements shall be fully paid for and contain such provisions and expiration dates and be in such form and issued by such insurance companies licensed to do business in the State, with a rating of "A-X" or better as established by Best's Rating Guide (or an equivalent rating approved in writing by Lender). Each policy shall provide that such policy may not be canceled or materially changed except upon thirty (30) days' prior written notice of intention of non-renewal, cancellation or material change to Lender and that no act or thing done by Borrower shall invalidate any policy as against Lender. At Lender's request from time to time, Borrower shall furnish to Lender true and correct copies of all policies of insurance required hereunder. If Borrower or Operating Lessee fails to maintain insurance in compliance with this Section 3.1, Lender may obtain such insurance and pay the premium therefor and Borrower and Operating Lessee shall, on demand, reimburse Lender for all expenses incurred in connection therewith. Borrower and Operating Lessee shall assign the policies or proofs of insurance to Lender, in such manner and form that Lender and its successors and assigns shall at all times have and hold the same as security for the payment of the Loan. Borrower and Operating Lessee shall deliver copies of all original policies certified to Lender by the insurance company or authorized agent as being true copies, together with the endorsements required hereunder. The proceeds of insurance policies coming into the possession of Lender shall not be deemed trust funds, and Lender shall be entitled to apply such proceeds as herein provided.

                (d) ADJUSTMENTS. Borrower and Operating Lessee shall give immediate written notice of any loss to the insurance carrier and to Lender. Borrower and Operating Lessee hereby irrevocably authorize and empower Lender, as attorney-in-fact for Borrower and Operating Lessee coupled with an interest, to make proof of loss, to appear in and prosecute any action arising from such insurance policies, to collect and receive insurance proceeds, and to deduct therefrom Lender's expenses incurred in the collection of such proceeds, and if an Event of Default or Potential Default exists, to adjust and compromise any claim under insurance policies. Nothing contained in this Section 3.1(d), however, shall require Lender to incur any expense or take any action hereunder.

         Section 3.2 USE AND APPLICATION OF INSURANCE PROCEEDS. Lender shall apply insurance proceeds (other than proceeds of rental income or business interruption insurance which shall constitute Operating Revenues) to costs of restoring a damaged Project or the Loan as follows:

                (a) if the loss is less than or equal to $300,000, Lender shall apply the insurance proceeds to restoration provided (1) no Event of Default or Potential Default exists, and (2) Borrower promptly commences and is diligently pursuing restoration of the Project;

                (b) if the loss exceeds $300,000 but is not more than 10% of the replacement value of the improvements (for projects containing multiple phases or stand alone structures, such calculation to be based on the damaged phase or structure, not the project as a whole), Lender shall apply the insurance proceeds to restoration provided that at all times during such restoration (1) no Event of Default or Potential Default exists; (2) Lender determines that there are sufficient funds available to restore and repair the Project to a condition approved by Lender; (3) Lender determines that the Net Operating Income of the Projects during restoration will be sufficient to pay Debt Service; (4) Lender determines that after restoration the Debt Service Coverage will be at least 1.48:1, the Cash on Cash Return will be at least 12.70% and the Loan to Value Ratio will not exceed 80%; (5) Lender determines that restoration and repair of the Project to a condition approved by Lender will be completed within six months after the date of loss or casualty and in any event ninety (90) days prior to the Maturity Date; and (6) Borrower or Operating Lessee promptly commences and is diligently pursuing restoration of the Project;

                (c) if the conditions set forth above are not satisfied or the loss exceeds the maximum amount specified in Section 3.2(b) above, in Lender's sole discretion, Lender may apply any insurance proceeds it may receive to the payment of the Loan or allow all or a portion of such proceeds to be used for the restoration of the Project; and

                (d) insurance proceeds applied to restoration will be disbursed on receipt of satisfactory plans and specifications, contracts and subcontracts, schedules, budgets, lien waivers and architects' certificates, and otherwise in accordance with prudent commercial construction lending practices for construction loan advances, including, as applicable, the advance conditions under Schedule 2.1.

         Section 3.3 CONDEMNATION AWARDS. Borrower and Operating Lessee shall immediately notify Lender of the institution of any proceeding for the condemnation or other taking of a Project or any portion thereof. Lender may participate in any such proceeding and Borrower and Operating Lessee will deliver to Lender all instruments necessary or required by Lender to permit such participation. Without Lender's prior consent, Borrower and Operating Lessee, individually or together, (a) shall not agree to any compensation or award, and
(b) shall not take any action or fail to take any action which would cause the compensation to be determined. All awards and compensation for the taking or purchase in lieu of condemnation of a Project or any part thereof are hereby assigned to and shall be paid to Lender. Borrower and Operating Lessee authorize Lender to collect and receive such awards and compensation, to give proper receipts and acquittances therefor, and in Lender's sole discretion to apply the same toward the payment of the Loan, notwithstanding that the Loan may not then be due and payable, or to the restoration of the Project; however, if the award is less than or equal to $300,000 and Borrower and Operating Lessee request that such proceeds be used for non-structural site improvements (such as landscape, driveway, walkway and parking area repairs) required to be made as a result of such condemnation, Lender will apply the award to such restoration in accordance with disbursement procedures applicable to insurance proceeds provided there exists no Potential Default or Event of Default. Borrower and Operating Lessee, upon request by Lender, shall execute all instruments requested to confirm the assignment of the awards and compensation to Lender, free and clear of all liens, charges or encumbrances.

         Section 3.4 IMPOUNDS. Borrower and Operating Lessee shall deposit with Lender, monthly, one-twelfth (1/12th) of the annual charges for real estate taxes, assessments and similar charges relating to the Projects. At or before the initial advance of the Loan, Borrower and Operating Lessee shall deposit with Lender a sum of money which together with the monthly installments will be sufficient to make each of such payments thirty (30) days prior to the date any delinquency or penalty becomes due with respect to such payments. Deposits shall be made on the basis of Lender's estimate from time to time of the charges for the current year (after giving effect to any reassessment or, at Lender's election, on the basis of the charges for the prior year, with adjustments when the charges are fixed for the then current year). All funds so deposited shall be held by Lender in an interest-bearing account controlled by Lender and may be commingled with Lender's general funds. Borrower and Operating Lessee hereby grant to Lender a security interest in all funds so deposited with Lender for the purpose of securing the Loan. While an Event of Default exists, the funds deposited may be applied in payment of the charges for which such funds have been deposited, or to the payment of the Loan or any other charges affecting the security of Lender, as Lender may elect, but no such application shall be deemed to have been made by operation of law or otherwise until actually made by Lender. Borrower and Operating Lessee shall furnish Lender with bills for the charges for which such deposits are required at least thirty (30) days prior to the date on which the charges first become payable. If at any time the amount on deposit with Lender, together with amounts to be deposited by Borrower or Operating Lessee before such charges are payable, is insufficient to pay such charges, Borrower or Operating Lessee shall deposit any deficiency with Lender immediately upon demand. Lender shall pay such charges when the amount on deposit with Lender is sufficient to pay such charges and Lender has received a bill for such charges. Pursuant to Section 8.2, Borrower and Operating Lessee unconditionally and irrevocably covenant and agree to pay all real estate taxes, assessments, and similar charges on the Projects, prior to the delinquency thereof.

                                   ARTICLE 4
                              ENVIRONMENTAL MATTERS

         Section 4.1 CERTAIN DEFINITIONS. As used herein, the following terms have the meanings indicated:

                (a) "ENVIRONMENTAL LAWS" means any federal, state or local law (whether imposed by statute, or administrative or judicial order, or common law), now or hereafter enacted, governing health, safety, industrial hygiene, the environment or natural resources, or Hazardous Materials, including, such laws governing or regulating the use, generation, storage, removal, recovery, treatment, handling, transport, disposal, control, discharge of, or exposure to, Hazardous Materials.

                (b) "HAZARDOUS MATERIALS" means (1) petroleum or chemical products, whether in liquid, solid, or gaseous form, or any fraction or by-product thereof, (2) asbestos or asbestos-containing materials, (3) polychlorinated biphenyls (pcbs), (4) radon gas, (5) underground storage tanks,
(6) any explosive or radioactive substances, (7) lead or lead-based paint, or
(8) any other substance, material, waste or mixture which is or shall be listed, defined, or otherwise determined by any governmental authority to be hazardous, toxic, dangerous or otherwise regulated, controlled or giving rise to liability under any Environmental Laws.

         Section 4.2 REPRESENTATIONS AND WARRANTIES ON ENVIRONMENTAL MATTERS. To the knowledge of Borrower and Operating Lessee, except as set forth in the Site Assessment, (a) no Hazardous Material is now or was formerly used, stored, generated, manufactured, installed, disposed of or otherwise present at or about any Project or any property adjacent to a Project (except for cleaning and other products currently used in connection with the routine maintenance or repair of the Project in full compliance with Environmental Laws), (b) all permits, licenses, approvals and filings required by Environmental Laws have been obtained, and the use, operation and condition of the Projects do not, and did not previously, violate any Environmental Laws, and (c) no civil, criminal or administrative action, suit, claim, hearing, investigation or proceeding has been brought or been threatened, nor have any settlements been reached by or with any parties or any liens imposed in connection with any Project concerning Hazardous Materials or Environmental Laws.

         Section 4.3 COVENANTS ON ENVIRONMENTAL MATTERS.

                (a) Borrower and Operating Lessee shall (1) comply strictly and in all respects with applicable Environmental Laws; (2) notify Lender immediately upon discovery of any spill, discharge, release or presence of any Hazardous Material at, upon, under, within, contiguous to or otherwise affecting a Project by Borrower or Operating Lessee; (3) promptly remove such Hazardous Materials and remediate a Project in full compliance with Environmental Laws and in accordance with the recommendations and specifications of an independent environmental consultant approved by Lender; and (4) promptly forward to Lender copies of all orders, notices, permits, applications or other communications and reports in connection with any spill, discharge, release or the presence of any Hazardous Material or any other matters relating to the Environmental Laws or any similar laws or regulations, as they may affect a Project, Borrower or Operating Lessee.

                (b) Borrower and Operating Lessee shall not cause, shall prohibit any other Person within the Control of Borrower or Operating Lessee from causing, and shall use prudent, commercially reasonable efforts to prohibit other Persons (including tenants) from (1) causing any spill, discharge or release, or the use, storage, generation, manufacture, installation, or disposal, of any Hazardous Materials at, upon, under, within or about a Project or the transportation of any Hazardous Materials to or from a Project (except for cleaning and other products used in connection with routine maintenance or repair of the Project in full compliance with Environmental Laws), (2) installing any underground storage tanks at a Project, or (3) conducting any activity that requires a permit or other authorization under Environmental Laws.

                (c) Borrower and Operating Lessee shall provide to Lender, at Borrower's and Operating Lessee's expense promptly upon the written request of Lender from time to time, a Site Assessment or, if required by Lender, an update to any existing Site Assessment, to assess the presence or absence of any Hazardous Materials and the potential costs in connection with abatement, cleanup or removal of any Hazardous Materials found on, under, at or within a Project. Borrower and Operating Lessee shall pay the cost of no more than one such Site Assessment or update in any twelve (12)-month period, unless Lender's request for a Site Assessment is based on information provided under Section 4.3(a), a reasonable suspicion of Hazardous Materials at or near a Project (exclusive of the matters established in the Site Assessment), a breach of representations under Section 4.2, or an Event of Default, in which case any such Site Assessment or update shall be at Borrower's expense.

         Section 4.4 ALLOCATION OF RISKS AND INDEMNITY. As between Borrower and Lender and as between Operating Lessee and Lender, all risk of loss associated with non-compliance with Environmental Laws, or with the presence of any Hazardous Material at, upon, within, contiguous to or otherwise affecting a Project, shall lie solely with Borrower and Operating Lessee. Accordingly, Borrower and Operating Lessee shall bear all risks and costs associated with any loss (including any loss in value attributable to Hazardous Materials), damage or liability therefrom, including all costs of removal of Hazardous Materials or other remediation required by Lender or by law. Borrower and Operating Lessee shall indemnify, defend and hold Lender harmless from and against all loss, liabilities, damages, claims, costs and expenses (including reasonable costs of defense) arising out of or associated, in any way, with the non-compliance with Environmental Laws, or the existence of Hazardous Materials in, on, or about a Project, or a breach of any representation, warranty or covenant contained in this Article 4, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law, including those arising from the joint, concurrent, or comparative negligence of Lender; however, Borrower and Operating Lessee shall not be liable under such indemnification to the extent such loss, liability, damage, claim, cost or expense results solely from Lender's gross negligence or willful misconduct occurring after foreclosure. Borrower's and Operating Lessee's obligations under this Section 4.4 shall arise upon the discovery of the presence of any Hazardous Material, whether or not any governmental authority has taken or threatened any action in connection with the presence of any Hazardous Material, and whether or not the existence of any such Hazardous Material or potential liability on account thereof is disclosed in the Site Assessment and shall continue notwithstanding the repayment of the Loan or any transfer or sale of any right, title and interest in a Project (by foreclosure, deed in lieu of foreclosure or otherwise).

         Section 4.5 COLLATERAL ASSIGNMENT OF INDEMNITIES. Borrower and Operating Lessee hereby collaterally assign all of the rights and benefits (but none of the obligations or liabilities) under any indemnity agreement or provision with respect to one or more of the Projects, including any indemnification agreement for the benefit of Borrower or Operating Lessee executed by any previous owner of any of the Projects.

         Section 4.6 NO WAIVER. Notwithstanding any provision in this Article 4 or elsewhere in the Loan Documents, or any rights or remedies granted by the Loan Documents, Lender does not waive and expressly reserves all rights and benefits now or hereafter accruing to Lender under the "security interest" or "secured creditor" exception under applicable Environmental Laws, as the same may be amended. No action taken by Lender pursuant to the Loan Documents shall be deemed or construed to be a waiver or relinquishment of any such rights or benefits under the "security interest exception."

                                   ARTICLE 5
                                 LEASING MATTERS

         Section 5.1 REPRESENTATIONS AND WARRANTIES ON RESIDENCY AGREEMENTS. Operating Lessee represents and warrants to Lender with respect to Residency Agreements of the Projects that: (a) to the knowledge of Operating Lessee, the rent roll last delivered to Lender is true and correct, and the Residency Agreements are valid and in and full force and effect; (b) the Residency Agreements (including amendments) are in writing, and, to the knowledge of Operating Lessee, there are no material oral agreements with respect thereto;
(c) the copies of the Residency Agreements available to be furnished to Lender at Lender's request are true and complete; (d) to the knowledge of Operating Lessee, neither the landlord nor any resident is in default under any of the Residency Agreements; (e) Operating Lessee has no knowledge of any notice of termination or default with respect to any Residency Agreement; (f) Operating Lessee has not assigned or pledged any of the Residency Agreements, the rents or any interests therein except to Lender; (g) except as set forth in the rent roll last delivered to Lender, no resident or other party has an option to purchase all or any portion of a Project; and (h) no resident has prepaid more than one month's rent in advance (except for bona fide security deposits not in excess of an amount equal to two month's rent).

         Section 5.2 STANDARD RESIDENCY AGREEMENT FORM; MATERIAL LEASES. All Residency Agreements and other rental arrangements shall in all respects be approved by Lender and shall be on a standard form approved by Lender with no material unfavorable modifications (except as approved by Lender). Within ten
(10) days after Lender's request, Borrower and Operating Lessee shall furnish to Lender a statement of all resident security deposits, and copies of all Residency Agreements not previously delivered to Lender, certified by Borrower as being true and correct. Further, except for the Operating Lease, neither Borrower nor Operating Lessee shall enter into any lease for occupancy of space in any Project of in excess of 10,000 rentable square feet or five percent (5%) of the total rentable square feet of a Project without the prior written approval of Lender.

         Section 5.3 COVENANTS. Operating Lessee (a) shall perform in all material respects the obligations which Operating Lessee is required to perform under the Residency Agreements; (b) shall enforce the obligations to be performed by the residents in accordance with the normal prudent operation of the Projects; (c) shall not collect any rents for more than thirty (30) days in advance of the time when the same shall become due, except for bona fide security deposits not in excess of an amount equal to two months rent; (d) shall not enter into any ground lease or master lease of any part of a Project; (e) shall not further assign or encumber any Residency Agreement; (f) shall not, except in the ordinary course of business and the normal prudent operation of the Projects, cancel or accept surrender or termination of any Residency Agreement; and (g) shall not, except in the ordinary course of business and the normal prudent operation of the Projects, modify or amend any Residency Agreement and any action in violation of clauses (e), (f), and (g) of this
Section 5.3, shall be void at the election of Lender.

         Section 5.4 OPERATING LEASE. Borrower and Operating Lessee represent and warrant to Lender that (a) the Operating Lease furnished to Lender is true, correct and complete, (b) neither Borrower nor Operating Lessee is in default under the Operating Lease, (c) Borrower has not pledged or assigned the Operating Lease or any interest therein, except to Lender; and (d) Operating Lessee has not prepaid more than one month's rent in advance under the Operating Lease. Borrower and Operating Lessee shall perform in all material respects the obligations which Borrower and Operating Lessee are required to perform under the Operating Lease. Borrower shall enforce the obligations to be performed by Operating Lease under the Operating Lease, shall not collect any rents under the Operating Lease for more than thirty (30) days in advance of the time when the same shall become due, shall not further assign or encumber the Operating Lease, and shall not modify, accrue, terminate or cancel any obligation or liability under the Operating Lease and any action by Borrower or Operating Lessee in violation of this Section 5.4 shall be void at the election of Lender.

                                   ARTICLE 6
                         REPRESENTATIONS AND WARRANTIES

         Borrower and Operating Lessee represent and warrant to Lender that:

         Section 6.1 ORGANIZATION AND POWER. Borrower and each Borrower Party is duly organized, validly existing and in good standing under the laws of the state of its formation or existence, and is in compliance with legal requirements applicable to doing business in the State. Borrower is not a "foreign person" within the meaning of ss. 1445(f)(3) of the Internal Revenue Code.

         Section 6.2 VALIDITY OF LOAN DOCUMENTS. The execution, delivery and performance by Borrower and each Borrower Party of the Loan Documents: (a) are duly authorized and do not require the consent or approval of any other party or governmental authority which has not been obtained; and (b) will not violate any law or result in the imposition of any lien, charge or encumbrance upon the assets of any such party, except as contemplated by the Loan Documents. The Loan Documents constitute the legal, valid and binding obligations of Borrower and each Borrower Party, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, or similar laws generally affecting the enforcement of creditors' rights.

         Section 6.3 LIABILITIES; LITIGATION.

                  (a) The financial statements last delivered by Borrower and each Borrower Party are true and correct with no significant change since the date of preparation. Except as disclosed in such financial statements, there are no liabilities (fixed or contingent) affecting the Projects, Borrower or any Borrower Party. Except as disclosed in such financial statements, there is no litigation, administrative proceeding, investigation or other legal action (including any proceeding under any state or federal bankruptcy or insolvency law) pending or, to the knowledge of Borrower, threatened, against the Projects, Borrower or any Borrower Party which if adversely determined could have a material adverse effect on such party, a Project or the Loan.

                  (b) Neither Borrower nor any Borrower Party is contemplating either the filing of a petition by it under state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of its assets or property, and neither Borrower nor any Borrower Party has knowledge of any Person contemplating the filing of any such petition against it.

         Section 6.4 TAXES AND ASSESSMENTS. The Projects are comprised of one or more parcels, each of which constitutes a separate tax lot and none of which constitutes a portion of any other tax lot. There are no pending or, to the knowledge of Borrower or Operating Lessee, proposed, special or other assessments for public improvements or otherwise affecting a Project, nor are there any contemplated improvements to any Project that may result in such special or other assessments.

         Section 6.5 OTHER AGREEMENTS; DEFAULTS. Neither Borrower, nor Operating Lessee, nor any Borrower Party is a party to any agreement or instrument or subject to any court order, injunction, permit, or restriction which might adversely affect a Project or the business, operations, or condition (financial or otherwise) of Borrower or any Borrower Party. Neither Borrower, nor Operating Lessee, nor any Borrower Party is in violation of any agreement which violation would have an adverse effect on a Project, Borrower, Operating Lessee, or any Borrower Party or Borrower's or Operating Lessee's or any Borrower Party's business, properties, or assets, operations or condition, financial or otherwise.

         Section 6.6 COMPLIANCE WITH LAW.

                  (a) Operating Lessee holds all licenses, permits, approvals and provider agreements necessary to own, lease, operate and carry on its business in the Projects, and such licenses, permits, approvals, and provider agreements are valid and in full force and effect. Each Project is in compliance with all applicable legal requirements and, to Borrower's or Operating Lessee's knowledge, is free of structural defects, and all building systems contained therein are in good working order, subject to ordinary wear and tear. No Project constitutes, in whole or in part, a legally non-conforming use under applicable legal requirements;

                  (b) No condemnation has been commenced or, to Borrower's or Operating Lessee's knowledge, is contemplated with respect to all or any portion of a Project or for the relocation of roadways providing access to a Project; and

                  (c) Each Project has adequate rights of access to public ways and is served by adequate water, sewer, sanitary sewer and storm drain facilities. All public utilities necessary or convenient to the full use and enjoyment of each Project are located in the public right-of-way abutting the Project, and all such utilities are connected so as to serve the Project without passing over other property, except to the extent such other property is subject to a perpetual easement for such utility benefiting the Project. All roads necessary for the full utilization of each Project for its current purpose have been completed and dedicated to public use and accepted by all governmental authorities.

         Section 6.7 LOCATION OF BORROWER. Borrower's and Operating Lessee's principal place of business and chief executive offices are located at the address stated in Section 11.1.

         Section 6.8 ERISA. Neither Borrower nor Operating Lessee has established any pension plan for employees which would cause Borrower or Operating Lessee to be subject to the Employee Retirement Income Security Act of 1974, as amended.

         Section 6.9 MARGIN STOCK. No part of proceeds of the Loan will be used for purchasing or acquiring any "margin stock" within the meaning of Regulations G, T, U or X of the Board of Governors of the Federal Reserve System.

         Section 6.10 TAX FILINGS. Borrower and each Borrower Party have filed (or have obtained effective extensions for filing) all federal, state and local tax returns required to be filed and have paid or made adequate provision for the payment of all federal, state and local taxes, charges and assessments payable by Borrower and each Borrower Party, respectively.

         Section 6.11 SOLVENCY. Giving effect to the Loan, the fair saleable value of Borrower's assets exceeds and will, immediately following the making of the Loan, exceed Borrower's total liabilities, including, without limitation, subordinated, unliquidated, disputed and contingent liabilities. The fair saleable value of Borrower's assets is and will, immediately following the making of the Loan, be greater than Borrower's probable liabilities, including the maximum amount of its contingent liabilities on its Debts as such Debts become absolute and matured, Borrower's assets do not and, immediately following the making of the Loan will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Borrower does not intend to, and does not believe that it will, incur Debts and liabilities (including contingent liabilities and other commitments) beyond its ability to pay such Debts as they mature (taking into account the timing and amounts of cash to be received by Borrower and the amounts to be payable on or in respect of obligations of Borrower).

         Section 6.12 FULL AND ACCURATE DISCLOSURE. No statement of fact made by or on behalf of Borrower or any Borrower Party in this Agreement or in any of the other Loan Documents contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not misleading. There is no fact presently known to Borrower or Operating Lessee which has not been disclosed to Lender which adversely affects, nor as far as Borrower or Operating Lessee can foresee, might adversely affect, the Projects or the business, operations or condition (financial or otherwise) of Borrower or any Borrower Party.

         Section 6.13 BORROWER SEPARATENESS. Borrower represents, warrants and covenants as follows:

                  (a) Borrower does not own and will not own any asset or property other than (1) the Projects, and (2) incidental personal property necessary for the ownership or operation of the Projects.

                  (b) Borrower will not engage in any business other than the ownership, management and operation of the Projects (or as otherwise set forth in Borrower's Articles of Organization) and Borrower will conduct and operate its business as presently conducted and operated.

                  (c) Borrower will not enter into any contract or agreement with any Affiliate of the Borrower, any constituent party of Borrower, any Joinder Party or any Affiliate of any constituent party or any Joinder Party, except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arms-length basis with third parties other than any such party.

                  (d) Borrower shall not, without the prior written consent of Lender, incur any Debt other than the Loan or other than accounts payable incurred in the ordinary course of business, and no Debt other than the Loan may be secured (subordinate or pari passu) by the Project.

                  (e) Borrower has not made and will not make any loans or advances to any third party (including any affiliate or constituent party, any Joinder Party or Affiliate of any constituent party or any Joinder Party), and shall not acquire obligations or securities of its affiliates or any constituent party.

                  (f) Borrower is and will remain solvent and Borrower will pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) from its assets as the same shall become due.

                  (g) Borrower has done or caused to be done and will do all things necessary to observe organizational formalities and preserve its existence, and Borrower will not, nor will Borrower permit any constituent party or any Joinder Party to amend, modify or otherwise change the partnership certificate, partnership agreements, articles of incorporation and bylaws, operating agreement, trust or other organizational documents of Borrower or such constituent party or Joinder Party without the prior written consent of Lender.

                  (h) Borrower will maintain all of its books, records, financial statements and bank accounts separate from those if its Affiliates and any constituent party and shall maintain its books, records, resolutions and agreements as official records; provided, however, that Borrower may also be included in consolidated financial statements of another Person, provided that such consolidated financial statements contain a note indicating that Borrower is a separate legal entity and Borrower's assets and liabilities are neither available to pay the debts of the consolidated entity nor constitute obligations of the consolidated entity and that the consolidated entity is not liable for any of the liabilities of Borrower and, provided further, that so long as Borrower's separate tax liability and its income and expenses are readily determinable based upon a review of Borrower's books and records, it may file consolidated tax returns.

                  (i) Borrower will be, and at all times will hold itself out to the public as, a legal entity separate and distinct from any other entity (including any Affiliate of Borrower, any constituent party of Borrower, any Joinder Party or any Affiliate of any constituent party or Joinder Party), shall correct any known misunderstanding regarding its status as a separate entity, shall conduct business in its own name, shall not identify itself or any of its Affiliates as a division or part of the other and shall maintain and utilize a separate telephone number and separate stationery, invoices and checks.

                  (j) Borrower will maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations.

                  (k) Neither Borrower nor any constituent party will seek the dissolution, winding up, liquidation, consolidation or merger in whole or in part, of the Borrower.

                  (l) Borrower will not commingle the funds and other assets of Borrower with those of any Affiliate of constituent party, any Joinder Party, or any Affiliate of any constituent party or Joinder Party, or any other Person.

                  (m) Borrower has and will maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any Affiliate or constituent party, any Joinder Party, or any Affiliate of any constituent party or Joinder Party, or any other Person.

                  (n) Borrower does not and will not hold itself out to be responsible for the debts or obligations of any other person.

                  (o) Each member of Borrower (each, an "SPC PARTY") shall be a corporation whose sole asset is its interest in Borrower and each such SPC Party will at all times comply, and will cause Borrower to comply, with each of the representations, warranties and covenants contained in this Section 6.13 as if such representation, warranty or covenant was made directly by such SPC Party, except that ARCSPE also shall own the interests in and guarantee certain obligations of those entities identified in its Charter and to the extent necessary to consummate the HCPI Transaction.

                  (p) Borrower shall at all times cause there to be at least one duly appointed member of the board of governors of Borrower ("INDEPENDENT GOVERNOR") and at least one duly appointed member of the board of directors ("INDEPENDENT DIRECTOR") of each SPC Party in Borrower, each of which Independent Governors and each of which Independent Directors shall be reasonably satisfactory to Lender and shall not have been at the time of such Independent Governors' and Independent Directors' appointment, and at any time during the preceding five years (1) a shareholder of, or an officer, director, partner or employee of Borrower or any Borrower Party or any of their respective shareholders, subsidiaries or Affiliates, (2) a customer of, or supplier to Borrower or any Borrower Party or any of their respective shareholders, subsidiaries or Affiliates, (3) a Person controlling or under common Control with any such shareholder, partner, supplier or customer, or (4) a member of the immediate family of any such shareholder, officer, director, partner, employee, supplier or customer of Borrower.

                  (q) Borrower shall not take any action which under the Articles of Organization of Borrower requires the consent or approval of the board of governors of Borrower unless at the time of such action there shall be at least one Person who is an Independent Governor.

                  (r) Borrower shall not cause or permit the board of directors of each SPC Party in Borrower to take any action which, under the terms of any certificate of incorporation, by-laws or any voting trust agreement with respect to any common stock, requires the vote of the board of governors of Borrower and/or the board of directors of any SPC Party in Borrower unless at the time of such action there shall be at least one member of such board of directors who is an Independent Director.

                  (s) Borrower shall conduct its business so that the assumptions made with respect to Borrower in that certain opinion letter dated of even date herewith (the "INSOLVENCY OPINION") delivered by Bass, Berry and Sims are true and correct in all respects.

         Notwithstanding anything herein to the contrary, Borrower may, from time to time, (i) make lawful distributions in accordance with applicable law to its member(s) subject to Section 6.13(j), or (ii) obtain lawful capital contributions in accordance with applicable law from its member(s) to the extent necessary to satisfy its obligations as they become due; provided, however, that all such transactions are accurately reflected in the books and records of Borrower and each of its applicable affiliates.

         Section 6.14 OPERATING LESSEE SEPARATENESS. Operating Lessee represents, warrants and covenants as follows:

                  (a) Operating Lessee does not own and will not own any asset or property other than (1) its interest in the Projects under the Operating Lease, (2) the membership interests in ARC Fleetwood, LLC, a Tennessee limited liability company, and (3) incidental personal property necessary for the operation of the Projects and ARC Fleetwood, LLC, a Tennessee limited liability company.

                  (b) Operating Lessee will not engage in any business other than the management and operation of the Projects (or as otherwise set forth in Operating Lessee's Amended and Restated Certificate of Limited Partnership) and Operating Lessee will conduct and operate its business as it is presently conducted and operated.

                  (c) Operating Lessee will not enter into any contract or agreement with any Affiliate of the Operating Lessee, any constituent party of Operating Lessee, any Joinder Party or any Affiliate of any constituent party or any Joinder Party, except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arms-length basis with third parties other than any such party.

                  (d) Operating Lessee (and each general partner in Operating Lessee) shall not, without the prior written consent of Lender, incur any Debt other than obligations under the Operating Lease and the Loan and customary trade payables which are payable, and shall be paid, within sixty (60) days of when incurred (or such longer period as may be allowed by trade creditors) and equipment or automobile lease obligations of not more than $40,000 for any single lease obligation and of not more than $120,000 for all such lease obligations in the aggregate for a particular Project. No Debt other than the Loan may be secured (subordinate or pari passu) by the Project or any interest in the Operating Lease.

                  (e) Operating Lessee has not made and will not make any loans or advances to any third party (including any affiliate or constituent party, any Joinder Party or Affiliate of any constituent party or any Joinder Party), and shall not acquire obligations or securities of its affiliates or any constituent party (other than its membership interest in ARC Fleetwood, LLC).

                  (f) Operating Lessee is and will remain solvent and Operating Lessee will pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) from its assets as the same shall become due.

                  (g) Operating Lessee has done or caused to be done and will do all things necessary to observe organizational formalities and preserve its existence, and Operating Lessee will not, nor will Operating Lessee permit any constituent party or any Joinder Party to amend, modify or otherwise change the partnership certificate, partnership agreements, articles of incorporation and bylaws, operating agreement, trust or other organizational documents of Operating Lessee or such constituent party or Joinder Party without the prior written consent of Lender.

                  (h) Operating Lessee will maintain all of its books, records, financial statements and bank accounts separate from those if its Affiliates and any constituent party and shall maintain its books, records, resolutions and agreements as official records; provided, however, that Operating Lessee may also be included in consolidated financial statements of another Person, provided that such consolidated financial statements contain a note indicating that Operating Lessee is a separate legal entity and Operating Lessee's assets and liabilities are neither available to pay the debts of the consolidated entity nor constitute obligations of the consolidated entity and that the consolidated entity is not liable for any of the liabilities of Operating Lessee and, provided further, that so long as Operating Lessee's separate tax liability and its income and expenses are readily determinable based upon a review of Operating Lessee's books and records, it may file consolidated tax returns.

                  (i) Operating Lessee will be, and at all times will hold itself out to the public as, a legal entity separate and distinct from any other entity (including any Affiliate of Operating Lessee, any constituent party of Operating Lessee, any Joinder Party or any Affiliate of any constituent party or Joinder Party), shall correct any known misunderstanding regarding its status as a separate entity, shall conduct business in its own name, shall not identify itself or any of its Affiliates as a division or part of the other and shall maintain and utilize a separate telephone number and separate stationery, invoices and checks; provided, however, that nothing herein shall be construed so as to prevent Operating Lessee from using the same telephone number as any general partner of Operating Lessee, so long as the costs and expenses associated with such telephone number are allocated as set forth in Operating Lessee's Amended and Restated Certificate of Limited Partnership.

                  (j) Operating Lessee will maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations.

                  (k) Neither Operating Lessee nor any constituent party will seek the dissolution, winding up, liquidation, consolidation or merger in whole or in part, of the Operating Lessee.

                  (l) Operating Lessee will not commingle the funds and other assets of Operating Lessee with those of any Affiliate of constituent party, any Joinder Party, or any Affiliate of any constituent party or Joinder Party, or any other Person.

                  (m) Operating Lessee has and will maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any Affiliate or constituent party, any Joinder Party, or any Affiliate of any constituent party or Joinder Party, or any other Person.

                  (n) Operating Lessee does not and will not hold itself out to be responsible for the debts or obligations of any other person.

                  (o) Each general partner of Operating Lessee (each, an "SPC PARTY") shall be a corporation whose sole asset is its interest in Operating Lessee and each such SPC Party will at all times comply, and will cause Operating Lessee to comply, with each of the representations, warranties and covenants contained in this Section 6.13 as if such representation, warranty or covenant was made directly by such SPC Party.

                  (p) Operating Lessee shall at all times cause there to be at least one duly appointed member of the board of directors ("INDEPENDENT DIRECTOR") of each SPC Party in Operating Lessee, each of which Independent Directors shall be reasonably satisfactory to Lender and shall not have been at the time of such Independent Directors' appointment, and at any time during the preceding five years (1) a shareholder of, or an officer, director, partner or employee of, Operating Lessee or any of its shareholders, subsidiaries or affiliates, (2) a customer of, or supplier to, Operating Lessee or any of is shareholders, subsidiaries or affiliates, (3) a Person controlling or under common Control with any such shareholder, partner, supplier or customer, or (4) a member of the immediate family of any such shareholder, officer, director, partner, employee, supplier or customer of Operating Lessee.

                  (q) Operating Lessee shall not cause or permit the board of directors of each SPC Party in Operating Lessee to take any action which, under the terms of any certificate of incorporation, by-laws or any voting trust agreement with respect to any common stock, requires the vote of the general partners of Operating Lessee and/or the board of directors of any SPC Party in Operating Lessee unless at the time of such action there shall be at least one member of such board of directors who is an Independent Director.

                  (r) Operating Lessee shall conduct its business so that the assumptions made with respect to Operating Lessee in that certain opinion letter dated of even date herewith (the "INSOLVENCY OPINION") delivered by Bass, Berry and Sims are true and correct in all respects.

         Notwithstanding anything herein to the contrary, Operating Lessee may, from time to time, (i) make lawful distributions in accordance with applicable law to its partners subject to Section 6.14(j), or (ii) obtain lawful capital contributions in accordance with applicable law from its partners to the extent necessary to satisfy its obligations as they become due; provided, however, that all such transactions are accurately reflected in the books and records of Operating Lessee and each of its applicable affiliates.

         Section 6.15 LICENSES AND COMPLIANCE. All licenses, permits and approvals required under current ownership for the operation of the Projects as nursing homes and personal care facilities under applicable law have been issued and are in good standing, including, without limitation, (a) nursing home licenses issued by State Agencies; and (b) personal care facilities licenses issued by State Agencies, as the same are currently in full force and effect.

                                   ARTICLE 7
                               FINANCIAL REPORTING

         Section 7.1 FINANCIAL STATEMENTS.

                  (a) MONTHLY AND QUARTERLY REPORTS. Within thirty (30) days after the end of each calendar month, and within thirty (30) days after the end of each calendar quarter, Borrower and Operating Lessee shall furnish to Lender a current (as of the calendar month or quarter just ended) balance sheet, a detailed operating statement (showing monthly and quarterly activity and year-to-date) stating Operating Revenues, Operating Expenses, Net Operating Income, and Net Cash Flow for the calendar month or calendar quarter just ended, including a summary of actual Operating Expenses, Operating Revenues, Net Operating Income, and Net Cash Flow as compared to projections for such items as set forth in the applicable operating and capital budgets, and updated rent rolls, written statement setting forth any variance from the annual budget, and, at Lender's request, copies of bank statements, bank reconciliations, and other documentation supporting the information disclosed in such financial statements.

                  (b) ARC INFORMATION. When and as available, Borrower and Operating Lessee shall furnish to Lender all quarterly and annual reports filed by ARC with the Securities Exchange Commission, together with any additional or further information as reasonably may be required by Lender to determine and confirm compliance with the requirements of Schedule 2.1, Part C.3.

                  (c) ANNUAL REPORTS. Within ninety (90) days after the end of each fiscal year of Borrower's operation of the Projects, Borrower and Operating Lessee shall furnish to Lender a current (as of the end of such fiscal year) balance sheet, a detailed operating statement stating Operating Revenues, Operating Expenses, operating income and Net Cash Flow for each of Borrower, Operating Lessee, and the Projects, a detailed statement of all expenditures for capital improvements and replacements to the Projects during the preceding calendar year and a reconciliation to disbursements from the Capital Improvements Reserve (as defined in Schedule 2.4), and, if required by Lender, prepared on a review basis and certified by an independent public accountant satisfactory to Lender.

                  (d) CERTIFICATION; SUPPORTING DOCUMENTATION. Each such financial statement shall be in scope and detail satisfactory to Lender and certified by the chief financial representative of Borrower and the chief financial officer of Operating Lessee, as applicable.

         Section 7.2 ACCOUNTING PRINCIPLES. All financial statements shall be prepared in accordance with sound accounting principles applicable to commercial real estate, consistently applied from year to year.

         Section 7.3 OTHER INFORMATION. Borrower and Operating Lessee shall deliver to Lender such additional information regarding Borrower, its subsidiaries, its business, any Borrower Party, and the Projects within 30 days after Lender's request therefor.

         Section 7.4 ANNUAL BUDGET AND CASH FLOW SUMMARY. At least thirty (30) days after the commencement of each fiscal year, each of Borrower and Operating Lessee will provide to Lender its proposed annual operating and capital improvements budget for such fiscal year for review and approval by Lender. Furthermore, within ninety (90) days after the end of each fiscal year, Borrower shall provide Lender a certified cash flow summary which includes certifications that each of Borrower and Operating Lessee, as applicable, has and will continue to (a) preserve its limited liability company, partnership or other separate legal existence, (b) preserve all its rights and licenses to the extent necessary or desirable in the operation of its business and affairs and (c) be and remain qualified to do business and conduct its affairs in each jurisdiction where its ownership of projects or the conduct of its business affairs requires such qualification.

         Section 7.5 AUDITS. As required by Lender to confirm the Cash on Cash Return, the Debt Service Coverage, the Loan to Value Ratio, and whether conditions for any requested advance of the Loan, any requested release of collateral under Section 2.5, any requested extension of the Maturity Date under
Section 2.6, or any other requirements hereunder have been satisfied, and otherwise as Lender deems necessary, Lender shall conduct a complete audit of the Operating Revenues and Operating Expenses of the Projects, at Borrower's and Operating Lessee's expense if an audit has not been completed within the immediately preceding twelve-month period and otherwise at Lender's expense. Lender shall have the right to choose and appoint a certified public accountant to perform such audits as it deems necessary. Borrower and Operating Lessee shall permit Lender to examine such records, books and papers of Borrower and Operating Lessee which reflect upon its financial condition and the income and expense relative to the Projects. Any waiver of the requirement for an audit under this Section 7.5 shall be at Lender's sole discretion, shall be effective only if in writing and signed by Lender, and unless specifically set forth therein, shall not limit or otherwise affect any requirement for a future audit of the Operating Revenues and Operating Expenses of the Projects.

                                   ARTICLE 8
                                    COVENANTS

         Borrower and Operating Lessee, jointly and severally, covenant and agree with Lender as follows:

         Section 8.1 DUE ON SALE AND ENCUMBRANCE; TRANSFERS OF INTERESTS. Except for the Operating Lease and the Residency Agreements, without the prior written consent of Lender,

                  (a) neither Borrower nor Operating Lessee, nor any other Person having an ownership or beneficial interest in Borrower or Operating Lessee shall (1) directly or indirectly sell, transfer, convey, mortgage, pledge, or assign any interest in a Project or any part thereof (including any membership, partnership or any other ownership interest in Borrower or Operating Lessee, assigned or pledged under a mezzanine loan, except for the pledge of membership interests in Borrower under the HCPI Transaction); (2) create or permit to be created any preferred equity or similar interest in Borrower or Operating Lessee or any member or partner in Borrower or Operating Lessee; (3) further encumber, alienate, grant a Lien (other than as described in Section 8.1(a)(4)) or grant any other interest in a Project or any part thereof (including any partnership or other ownership interest in Borrower or Operating Lessee, whether voluntarily or involuntarily); or enter into any easement or other agreement granting rights in or restricting the use or development of a Project that materially affects the use or operation of the subject Project;

                  (b) no new member, general partner, or limited partner having the ability to control the affairs of Borrower or Operating lessee shall be admitted to or created in Borrower or Operating Lessee (nor shall any existing member or general partner or controlling limited partner withdraw from Borrower or Operating Lessee), and no change in Borrower's or Operating Lessee's organizational documents relating to Control over Borrower or Operating Lessee and/or a Project shall be effected and

                  (c) no transfer shall be permitted which would cause ARC or ARCSPE to own, directly or indirectly, less than one hundred percent (100%) of Borrower or Operating Lessee.

As used in this Section 8.1, "transfer" shall include the sale, transfer, conveyance, mortgage, pledge, or assignment of the legal or beneficial ownership of (1) a Project, (2) any partnership interest in any partner in Borrower that is a partnership, and (3) any voting stock in any general partner in Borrower that is a corporation; "transfer" shall not include the leasing of individual units within a Project so long as Borrower and Operating Lessee comply with the provisions of the Loan Documents relating to such leasing activity.

         Section 8.2 TAXES; CHARGES. Borrower and Operating Lessee shall pay before any fine, penalty, interest or cost may be added thereto, and shall not enter into any agreement to defer, any real estate taxes and assessments, franchise taxes and charges, and other governmental charges that may become a Lien upon a Project or become payable during the term of the Loan, and will promptly furnish Lender with evidence of such payment; however, if applicable, Borrower's and Operating Lessee's compliance with Section 3.4 of this Agreement relating to impounds for taxes and assessments shall, with respect to payment of such taxes and assessments, be deemed compliance with this Section 8.2. Borrower and Operating Lessee shall not suffer or permit the joint assessment of a Project with any other real property constituting a separate tax lot or with any other real or personal property. Borrower and Operating Lessee shall pay when due all claims and demands of mechanics, materialmen, laborers and others which, if unpaid, might result in a Lien on a Project. Notwithstanding the foregoing, Borrower or Operating Lessee may contest such taxes and charges and such claims and demands so long as (a) Borrower or Operating Lessee notifies Lender that it intends to contest such claim or demand, (b) Borrower or Operating Lessee provides Lender with an indemnity, bond or other security satisfactory to Lender (including an endorsement to Lender's title insurance policy insuring against such claim or demand) assuring the discharge of Borrower's obligations for such claims and demands, including interest and penalties, and (c) Borrower or Operating Lessee is diligently contesting the same by appropriate legal proceedings in good faith and at its own expense and concludes such contest prior to the tenth (10th) day preceding the earlier to occur of the Maturity Date or the date on which a Project is scheduled to be sold for non-payment.

         Section 8.3 CONTROL; MANAGEMENT. Borrower and Operating Lessee shall remain under the Control of ARCSPE at all times while this Agreement is in effect. Operating Lessee shall not terminate, replace or appoint any manager or terminate or amend the management agreement for a Project without Lender's prior written approval. Operating Lessee shall fully perform all of its covenants, agreements and obligations under the management agreement. Operating Lessee, or an Affiliate of Operating Lessee, shall serve as manager of the Projects. If the manager is an Affiliate of Operating Lessee, such manager shall be entitled to receive a management fee of up to four percent (4%) of Operating Revenues pursuant to a management agreement approved by Lender, in Lender's sole and absolute discretion. No management fee shall be payable if Operating Lessee manages the Projects. If Operating Lessee seeks to replace the manager, Lender retains full and absolute approval right over such substitute manager, management fee and management agreement. Lender shall approve all managers and management contracts, both presently existing and prior to entering into such contracts in the future; in addition, all management fees payable under any management contract shall be subordinate to and be paid following full payment of all Debt Service payments on the Loan in each fiscal year. Any change in ownership or Control of the manager shall be cause for Lender to re-approve such manager and management contract. Operating Lessee shall hold and maintain all necessary licenses, certifications and permits required by law. Any manager of a Project, if not an Affiliate of Operating Lessee, shall enter a non-competition agreement to the effect that such manager will not acquire, construct, operate or manage any facility similar to the Projects (i.e., an independent living units facility or an assisted living facility) within a five-mile radius of any Project at any time while any portion of the Loan is outstanding. Operating Lessee shall strictly comply with the Management Standards set forth in Exhibit C attached hereto, and shall not enter into, modify, amend, or terminate any existing management agreement, except in accordance with the Management Standards and this Section 8.3.

         Section 8.4 NON-COMPLIANCE. Borrower and Operating Lessee shall promptly deliver to Lender copies of all reports and other documents with respect to any inspections, surveys, investigations, or on-site visits of, or certification actions regarding, the Projects by any federal, state, or local licensing and regulatory authority having jurisdiction over the Projects, including any inspections by State Agencies. Subject to Section 8.5, Lender may retain a consultant, at Borrower's and Operating Lessee's expense, to evaluate and review such reports and documents. Borrower and Operating Lessee shall promptly correct any deficiency and comply with all remedial actions and recommendations set forth in such reports or specified by the consultant retained by Lender. Borrower and Operating Lessee will promptly notify Lender of
(a) any non-compliance, or (b) any event which, with notice or lapse of time or both, would result in non-compliance, with any statute, law, ordinance, order, judgment, decree, regulation, direction or requirement concerning Operating Lessee, its operations, or any of the Projects, or in connection with which Operating Lessee has received any notice, correspondence other communication to or from any federal, state or local governmental official, body, board, department or regulatory authority. If any such notice or communication of a material nature is received by Borrower or Operating Lessee, Operating Lessee shall engage an independent consultant as described in Section 8.5 below and shall provide Lender with a statement setting forth its proposed action or response to the non-compliance situation. Borrower and Operating Lessee shall promptly notify Lender of any proposed local, state or federal law that, if enacted, would materially and adversely affect Operating Lessee's current operation of any of the Projects.

         Section 8.5 CONSULTANT. If (a) Borrower and Operating Lessee fail to maintain at all times a Debt Service Coverage of at least 1.20:1, or (b) the occupancy level of the Projects (on a consolidated basis) is less than 87% for three consecutive months, or (c) Borrower or Operating Lessee receives any notice, correspondence or other communication of a material nature from any federal, state or local governmental official, body, board, department or regulatory authority citing violations of or lack of compliance with any statute, ordinance and/or regulation concerning Operating Lessee, its operations, or any of the Projects, then Borrower and Operating Lessee shall, at their expense, retain an independent consultant selected from a list of independent consultants designated by Lender from time to time, which independent consultant is to make recommendations to increase the Debt Service Coverage to at least 1.30:1, increase the occupancy level to at least 90%, or make recommendations to address the violation and/or non-compliance situation, as the case may be. With regard to a notice of violation or non-compliance received by Borrower or Operating Lessee as described in Section 8.4 above, if such violation or non-compliance can be cured by Borrower or Operating Lessee within thirty (30) days from the date of receipt of the notice or other communication relating thereto, then the independent consultant's engagement may be limited to a review of Borrower's or Operating Lessee's proposed plan to cure such non-compliance. Such independent consultant will provide a copy of its report to Borrower and Operating Lessee and to Lender. Borrower and Operating Lessee further agree that compliance with this covenant and/or the independent consultant's recommendation will not limit any of Lender's rights and remedies upon default or excuse Borrower or Operating Lessee from any default whether by reason of failure to maintain the above-specified Debt Service Coverage or occupancy level, or the receipt of a notice of non-compliance or for any other reason.

         Section 8.6 PERMITS AND LICENSES; OPERATION; MAINTENANCE; INSPECTION. On request of Lender, Operating Lessee shall furnish to Lender true and correct copies of all currently existing licenses, permits, approvals and agreements necessary to own, lease, operate and carry on its business in the Projects. Borrower and Operating Lessee shall observe and comply with all legal requirements applicable to the ownership, use and operation of the Projects, including the requirements of State Agencies, and any applicable requirements under the Medicare (or other reimbursement) program. Borrower and Operating Lessee shall maintain the Projects in good condition (ordinary wear and tear excepted) and promptly repair any damage or casualty. Borrower and Operating Lessee shall permit Lender and its agents, representatives and employees, upon reasonable prior notice to Operating Lessee, to inspect the Projects and conduct such environmental and engineering studies as Lender may require, provided such inspections and studies do not materially interfere with the use and operation of the Projects.

         Section 8.7 TAXES ON SECURITY. Borrower and Operating Lessee shall pay all taxes, charges, filing, registration and recording fees, excises and levies payable with respect to the Note or the Liens created or secured by the Loan Documents, other than income, franchise and doing business taxes imposed on Lender. If there shall be enacted any law (a) deducting the Loan from the value of a Project for the purpose of taxation, (b) affecting any Lien on a Project, or (c) changing existing laws of taxation of mortgages, deeds of trust, security deeds, or debts secured by real property, or changing the manner of collecting any such taxes, Borrower and Operating Lessee shall promptly pay to Lender, on demand, all taxes, costs and charges for which Lender is liable as a result thereof; however, if such payment would be prohibited by law or would render the Loan usurious, then instead of collecting such payment, Lender may declare all amounts owing under the Loan Documents to be immediately due and payable.

         Section 8.8 RESERVES, DEPOSITS, ESCROWS. Borrower and/or Operating Lessee shall at all times maintain all reserves, deposits and/or escrows required by Lender or State Agencies applicable from time to time to Borrower or Operating Lessee by virtue of the nature of Borrower's or Operating Lessee's business.

         Section 8.9 LEGAL EXISTENCE; NAME, ETC. Borrower, Operating Lessee, and each member or general partner in Borrower or Operating Lessee, if any, shall preserve and keep in full force and effect its entity status, franchises, rights and privileges under the laws of the state of its formation, and all qualifications, licenses and permits applicable to the ownership, use and operation of the Projects. Neither Borrower nor Operating Lessee, nor any member or general partner of Borrower or Operating Lessee, shall wind up, liquidate, dissolve, reorganize, merge, or consolidate with or into, or convey, sell, assign, transfer, lease, or otherwise dispose of all or substantially all of its assets. Borrower and each member in Borrower (and Operating Lessee and each partner in Operating Lessee) shall conduct business only in its own name and shall not change its name, identity, or organizational structure, or the location of its chief executive office or principal place of business unless it
(a) shall have obtained the prior written consent of Lender to such change, and
(b) shall have taken all actions necessary or requested by Lender to file or amend any financing statement or continuation statement to assure perfection and continuation of perfection of security interests under the Loan Documents. Each of Borrower (and each member in Borrower) and Operating Lessee (and each partner in Operating Lessee) shall maintain its separateness as an entity and shall comply with the requirements of
Section 6.13 and Section 6.14, accordingly.

         Section 8.10 AFFILIATE TRANSACTIONS. Without the prior written consent of Lender, except for management agreements complying with the provisions hereof, Borrower and Operating Lessee shall not engage in any transaction affecting a Project with an Affiliate of Borrower or Operating Lessee, unless the terms thereof are the same as terms otherwise available in the marketplace generally.

         Section 8.11 FURTHER ASSURANCES. Borrower and Operating Lessee shall promptly (a) cure any defects in the execution and delivery of the Loan Documents, and (b) execute and deliver, or cause to be executed and delivered, all such other documents, agreements and instruments as Lender may reasonably request to further evidence and more fully describe the collateral for the Loan, to correct any omissions in the Loan Documents, to perfect, protect or preserve any liens created under any of the Loan Documents, or to make any recordings, file any notices, or obtain any consents, as may be necessary or appropriate in connection therewith.

         Section 8.12 ESTOPPEL CERTIFICATES. Borrower, within ten (10) days after Lender's reasonable request, shall furnish to Lender a written statement, duly acknowledged, setting forth the amount due on the Loan, the terms of payment of the Loan, the date to which interest has been paid, whether any offsets or defenses exist against the Loan and, if any are alleged to exist, the nature thereof in detail, and such other matters as Lender reasonably may request.

         Section 8.13 NOTICE OF CERTAIN EVENTS. Borrower and Operating Lessee shall promptly notify Lender of (a) any Potential Default or Event of Default, together with a detailed statement of the steps being taken to cure such Potential Default or Event of Default; (b) any notice of default received by Borrower under other obligations relating to a Project or otherwise material to Borrower's business; and (c) any threatened or pending material legal, judicial or regulatory proceedings, including any dispute between Borrower or Operating Lessee and any governmental authority, affecting Borrower or Operating Lessee or a Project.

         Section 8.14 INDEMNIFICATION. Borrower and Operating Lessee, jointly and severally, shall indemnify, defend and hold Lender harmless from and against any and all losses (other than losses resulting solely from nonpayment of the Loan), liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements of any kind or nature whatsoever, including the reasonable fees and actual expenses of Lender's counsel incurred by Lender, in connection with (a) any inspection, review or testing of or with respect to the Projects pursuant to this Agreement, (b) any investigative, administrative, mediation, arbitration, or judicial proceeding, whether or not Lender is designated a party thereto, commenced or threatened at any time (including after the repayment of the Loan) in any way related to the execution, delivery or performance of any Loan Document or to any Project, (c) any proceeding instituted by any Person claiming a Lien, (d) any brokerage commissions or finder's fees claimed by any broker or other party in connection with the Loan, any Project, or any of the transactions contemplated in the Loan Documents, except commissions and fees arising solely from Lender's actions, (e) the breach of any of the representations, warranties or covenants contained in any Loan Document, and (f) any professional malpractice or negligence relating to the operation of the Projects, including those arising from the joint, concurrent, or comparative negligence of Lender, except to the extent any of the foregoing is caused by Lender's gross negligence or willful misconduct.

         Section 8.15 ERISA. Each of Borrower and Operating Lessee shall comply with the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder from time to time ("ERISA"), in all material respects. Without limiting the generality of the foregoing, Borrower and Operating Lessee shall cause all or any defined benefit pension plan, including both single employer and multi-employer plans, subject to Title IV of ERISA (a "PLAN"), to be funded in accordance with the minimum funding standards of ERISA, if applicable, and shall make in a timely manner all contributions due to any Plan.

         Section 8.16 SATISFACTION OF DEBENTURES. On or before August 31, 2002, either the Debentures shall have been satisfied or ARC shall have provided to Lender evidence satisfactory to Lender that ARC holds an amount of unrestricted cash sufficient to satisfy the Debentures. In any event, on or before October 1, 2002, the Debentures shall be satisfied.

         Section 8.17 HCPI TRANSACTION. On or before August 31, 2002, ARC and ARCSPE shall have consummated the HCPI Transaction.

         Section 8.18 IMMEDIATE REPAIRS. On or before November 30, 2002, Borrower and Operating Lessee shall complete the Immediate Repairs.

         Section 8.19 DEBT SERVICE COVERAGE AND CASH ON CASH RETURN. Borrower and Operating Lessee shall at all times maintain a minimum Debt Service Coverage of 1.10:1 and a minimum Cash on Cash Return of 10.75% per annum.

         Section 8.20 OPERATION. The Projects shall be operated as retirement communities, independent living units, assisted living units, memory impaired or Alzheimer units, or skilled nursing beds. The Projects shall be operated using prudent business judgment and, consistent with such business judgment, in such a manner so as to maximize the number of Residency Agreements and other occupancy agreements in effect and to maintain a favorable reputation for the Projects. Operating Lessee shall fully and faithfully perform, in all material respects, all of its covenants, agreements and obligations under the Residency Agreements and under any management agreement (and under any replacement instruments to the foregoing which are permitted pursuant to the terms of this Agreement.)

         Section 8.21 SERVICES. Operating Lessee shall maintain and continue to provide throughout the term of the Loan materially the same services to residents as are currently being provided at the Projects by Borrower or otherwise on the date a facility becomes a Project. Operating Lessee shall not materially change such services or reduce the Facility Capacity without the prior written consent and approval of Lender.

         Section 8.22 NON-COMPETITION. At any time while any portion of the Loan is outstanding, neither Borrower nor Operating Lessee nor any Affiliate of Borrower or Operating Lessee shall construct, develop or expand any congregate care, assisted living, or skilled or intermediate nursing facility or any combination of such types of facility (a) which is or is to be located within a five-mile radius of any Project, and (b) which, as determined by Lender in

Lender's sole and absolute discretion (without taking into account the financing source for such facility), would have a material adverse effect on the financial condition or operations of such Project. Nothing in this Section 8.22 shall prohibit Borrower or Operating Lessee or any Affiliate of Borrower or Operating Lessee from acquiring or managing any existing facility, but neither Borrower nor Operating Lessee nor any Affiliate of Borrower or Operating Lessee shall, in its marketing efforts, target Residents of any Project for transfers to any other facility. Borrower and Operating Lessee shall submit proposals for development of any facility which is to be located within a five-mile radius of any Project for Lender's determination prior to incurring substantial costs (excluding costs of demographic or market studies) for or commencing construction of any such facility, and Lender shall use good faith efforts to respond to such proposals within a reasonable period of time.

                                   ARTICLE 9
                                EVENTS OF DEFAULT

         Each of the following shall constitute an Event of Default under the
Loan:

         Section 9.1 PAYMENTS. Borrower's failure to pay any regularly scheduled installment of principal, interest or other amount due under the Loan Documents within five (5) days after the date when due, or Borrower's failure to pay the Loan at the Maturity Date, whether by acceleration or otherwise.

         Section 9.2 INSURANCE. Borrower's or Operating Lessee's failure to maintain insurance as required under Section 3.1 of this Agreement.

         Section 9.3 SALE, ENCUMBRANCE, ETC. The sale, transfer, conveyance, pledge, mortgage or assignment of any part or all of a Project (other than disposition of obsolete items of equipment or replacement of worn items of equipment with new items in the ordinary course of business), or any interest therein, or of any interest in Borrower or Operating Lessee, in violation of
Section 8.1 of this Agreement.

         Section 9.4 COVENANTS. Borrower's or Operating Lessee's failure to perform or observe any of the agreements and covenants contained in this Agreement or in any of the other Loan Documents (other than payments under Section 9.1, insurance requirements under Section 9.2, and transfers and encumbrances under Section 9.3), and the continuance of such failure for ten
(10) days after notice by Lender to Borrower and Operating Lessee; however, subject to any shorter period for curing any failure by Borrower as specified in any of the other Loan Documents, Borrower and Operating Lessee shall have an additional thirty (30) days to cure such failure if (a) such failure does not involve the failure to make payments on a monetary obligation; (b) such failure cannot reasonably be cured within ten (10) days; (c) Borrower or Operating Lessee is diligently undertaking to cure such default, and (d) Borrower has provided Lender with security reasonably satisfactory to Lender against any interruption of payment or impairment of collateral as a result of such continuing failure. The notice and cure provisions of this Section 9.4 do not apply to any Event of Default arising under Section 8.9, Section 8.16, or
Section 8.17, or to the Events of Default described in Section 9.5, Section 9.6,
Section 9.7, Section 9.8, and Section 9.10.

         Section 9.5 REPRESENTATIONS AND WARRANTIES. Any representation or warranty made in any Loan Document proves to be untrue in any material respect when made or deemed made.

         Section 9.6 OTHER ENCUMBRANCES. Any default under any document or instrument, other than the Loan Documents, evidencing or creating a Lien on a Project or any part thereof.

         Section 9.7 INVOLUNTARY BANKRUPTCY OR OTHER PROCEEDING. Commencement of an involuntary case or other proceeding against Borrower, any Borrower Party or any other Person having an ownership or security interest in a Project (excluding limited partners in Borrower or any Borrower Party) (each, a "BANKRUPTCY PARTY") which seeks liquidation, reorganization or other relief with respect to it or its debts or other liabilities under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeks the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any of its property, and such involuntary case or other proceeding shall remain undismissed or unstayed for a period of 60 days; or an order for relief against a Bankruptcy Party shall be entered in any such case under the Federal Bankruptcy Code.

         Section 9.8 VOLUNTARY PETITIONS, ETC. Commencement by a Bankruptcy Party of a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its Debts or other liabilities under any bankruptcy, insolvency or other similar law or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official for it or any of its property, or consent by a Bankruptcy Party to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or the making by a Bankruptcy Party of a general assignment for the benefit of creditors, or the failure by a Bankruptcy Party, or the admission by a Bankruptcy Party in writing of its inability, to pay its debts generally as they become due, or any action by a Bankruptcy Party to authorize or effect any of the foregoing.

         Section 9.9 MATERIAL ADVERSE CHANGE. The occurrence of any change in the financial condition of Borrower or Operating Lessee, or in the Net Operating Income of any Project which would have, in Lender's judgment, a material adverse effect on a Project, on Borrower's ability to repay the Loan, or on Borrower's, Operating Lessee's or any Borrower Party's ability to perform its obligations under any of the Loan Documents.

         Section 9.10 OTHER LOANS. The existence of any Event of Default under any other loan by Lender to either Borrower or Operating Lessee or any Affiliate of Borrower or Operating Lessee, which by its terms is intended to be secured by a Project, or any "Event of Default" or default (however named) under any of the Heller Loans.

         Section 9.11 DEBENTURES. ARC's or ARCSPE's failure, on or before August 31, 2002, to fully satisfy the Debentures or to provide to Lender evidence satisfactory to Lender that ARC holds an amount of unrestricted cash sufficient to satisfy the Debentures, or ARC's failure to satisfy the Debentures on or before October 1, 2002.

         Section 9.12 HCPI TRANSACTION. ARC's and ARCSPE's failure to consummate the HCPI transaction on or before August 31, 2002.

                                   ARTICLE 10
                                    REMEDIES

         Section 10.1 REMEDIES - INSOLVENCY EVENTS. Upon the occurrence of any Event of Default described in Section 9.7 or Section 9.8, the obligations of Lender to advance amounts hereunder shall immediately terminate, and all amounts due under the Loan Documents immediately shall become due and payable, all without written notice and without presentment, demand, protest, notice of protest or dishonor, notice of intent to accelerate the maturity thereof, notice of acceleration of the maturity thereof, or any other notice of default of any kind, all of which are hereby expressly waived by Borrower and Operating Lessee; however, if the Bankruptcy Party under Section 9.7 or Section 9.8 is a Person other than Borrower, then all amounts due under the Loan Documents shall become immediately due and payable at Lender's election, in Lender's sole discretion.

         Section 10.2 REMEDIES - OTHER EVENTS. Except as set forth in Section
10.1 above, while any Event of Default exists, Lender may (a) by written notice to Borrower, declare the entire Loan to be immediately due and payable without presentment, demand, protest, notice of protest or dishonor, notice of intent to accelerate the maturity thereof, notice of acceleration of the maturity thereof, or other notice of default of any kind, all of which are hereby expressly waived by Borrower, (b) terminate the obligation, if any, of Lender to advance amounts hereunder, and (c) exercise all rights and remedies therefor under the Loan Documents and at law or in equity.

         Section 10.3 LENDER'S RIGHT TO PERFORM THE OBLIGATIONS. If Borrower or Operating Lessee shall fail, refuse or neglect to make any payment or perform any act required by the Loan Documents, then while any Event of Default exists, and without notice to or demand upon Borrower or Operating Lessee and without waiving or releasing any other right, remedy or recourse Lender may have because of such Event of Default, Lender may (but shall not be obligated to) make such payment or perform such act for the account of and at the expense of Borrower and Operating Lessee, and shall have the right to enter upon the Projects for such purpose and to take all such action thereon and with respect to the Projects as it may deem necessary or appropriate. If Lender shall elect to pay any sum due with reference to a Project, Lender may do so in reliance on any bill, statement or assessment procured from the appropriate governmental authority or other issuer thereof without inquiring into the accuracy or validity thereof. Similarly, in making any payments to protect the security intended to be created by the Loan Documents, Lender shall not be bound to inquire into the validity of any apparent or threatened adverse title, lien, encumbrance, claim or charge before making an advance for the purpose of preventing or removing the same. Additionally, if any Hazardous Materials affect or threaten to affect a Project, Lender may (but shall not be obligated to) give such notices and take such actions as it deems necessary or advisable in order to abate the discharge of any Hazardous Materials or remove the Hazardous Materials. Borrower and Operating Lessee, jointly and severally, shall indemnify, defend and hold Lender harmless from and against any and all losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs, or disbursements of any kind or nature whatsoever, including reasonable attorneys' fees, incurred or accruing by reason of any acts performed by Lender pursuant to the provisions of this Section 10.3, including those arising from the joint, concurrent, or comparative negligence of Lender, except as a result of Lender's gross negligence or willful misconduct. All sums paid by

Lender pursuant to this Section 10.3, and all other sums expended by Lender to which it shall be entitled to be indemnified, together with interest thereon at the Default Rate from the date of such payment or expenditure until paid, shall constitute additions to the Loan, shall be secured by the Loan Documents and shall be paid by Borrower to Lender upon demand.

                                   ARTICLE 11
                                  MISCELLANEOUS

         Section 11.1 NOTICES. Any notice required or permitted to be given under this Agreement shall be in writing and either shall be mailed by certified mail, postage prepaid, return receipt requested, or sent by overnight air courier service, or personally delivered to a representative of the receiving party, or sent by telecopy (provided an identical notice is also sent simultaneously by mail, overnight courier, or personal delivery as otherwise provided in this Section 11.1). All such communications shall be mailed, sent or delivered, addressed to the party for whom it is intended at its address set forth below.

         If to Borrower or
         Operating Lessee:          Fort Austin Real Estate Holdings, LLC
                                    Fort Austin Limited Partnership
                                    c/o American Retirement Corporation
                                    111 Westwood Place, Suite 200
                                    Brentwood, Tennessee  37027
                                    Attention: Todd Kaestner, Executive Vice
                                               President
                                    Telecopy: (615) 221-2269

         with a copy to:            Bass, Berry & Sims
                                    AmSouth Center
                                    315 Deaderick Street, Suite 2700
                                    Nashville, Tennessee  37238
                                    Attention:  T. Andrew Smith
                                    Telecopy: (615) 742-2766

         If to Lender:              GE Capital Healthcare Financial Services
                                    Two Wisconsin Circle, Suite 400
                                    Chevy Chase, Maryland  20815
                                    Attention: Tim Sanders, Vice President,
                                               Senior Portfolio Manager
                                    Telecopy: (301) 664-9843

         with a copy to:            GE Capital Healthcare Financial Services
                                    100 Congress Avenue, Suite 700
                                    Austin, Texas  78701
                                    Attention: Diana Pennington, Esquire
                                    Telecopy: (512) 476-7832
         and a copy to:             Vinson & Elkins L.L.P.
                                    2001 Ross Avenue, Suite 3700
                                    Dallas, Texas  75201-2875
                                    Attention: Michael R. Boulden
                                    Telecopy: (214) 999-7840


Any communication so addressed and mailed shall be deemed to be given on the earliest of (a) when actually delivered, (b) on the first Business Day after deposit with an overnight air courier service, or (c) on the third Business Day after deposit in the United States mail, postage prepaid, in each case to the address of the intended addressee (except as otherwise provided in the Mortgage), and any communication so delivered in person shall be deemed to be given when receipted for by, or actually received by Lender or Borrower, as the case may be. If given by telecopy, a notice shall be deemed given and received when the telecopy is transmitted to the party's telecopy number specified above, and confirmation of complete receipt is received by the transmitting party during normal business hours or on the next Business Day if not confirmed during normal business hours, and an identical notice is also sent simultaneously by mail, overnight courier, or personal delivery as otherwise provided in this
Section 11.1. Either party may designate a change of address by written notice to the other by giving at least ten (10) days prior written notice of such change of address.

         Section 11.2 AMENDMENTS AND WAIVERS. No amendment or waiver of any provision of the Loan Documents shall be effective unless in writing and signed by the party against whom enforcement is sought.

         Section 11.3 LIMITATION ON INTEREST. It is the intention of the parties hereto to conform strictly to applicable usury laws. Accordingly, all agreements between Borrower and Lender or between Operating Lessee and Lender with respect to the Loan are hereby expressly limited so that in no event, whether by reason of acceleration of maturity or otherwise, shall the amount paid or agreed to be paid to Lender or charged by Lender for the use, forbearance or detention of the money to be lent hereunder or otherwise, exceed the maximum amount allowed by law. If the Loan would be usurious under applicable law (including the laws of the State and the laws of the United States of America), then, notwithstanding anything to the contrary in the Loan Documents: (a) the aggregate of all consideration which constitutes interest under applicable law that is contracted for, taken, reserved, charged or received under the Loan Documents shall under no circumstances exceed the maximum amount of interest allowed by applicable law, and any excess shall be credited on the Note by the holder thereof (or, if the Note has been paid in full, refunded to Borrower); and (b) if maturity is accelerated by reason of an election by Lender, or in the event of any prepayment, then any consideration which constitutes interest may never include more than the maximum amount allowed by applicable law. In such case, excess interest, if any, provided for in the Loan Documents or otherwise, to the extent permitted by applicable law, shall be amortized, prorated, allocated and spread from the date of advance until payment in full so that the actual rate of interest is uniform through the term hereof. If such amortization, proration, allocation and spreading is not permitted under applicable law, then such excess interest shall be canceled automatically as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited on the Note (or, if the Note has been paid in full, refunded to Borrower). The terms and provisions of this Section 11.3 shall control and supersede every other provision of the Loan Documents. The Loan Documents are contracts made under and shall be construed in accordance with and governed by the laws of the State, except that if at any time the laws of the United States of America permit Lender to contract for, take, reserve, charge or receive a higher rate of interest than is allowed by the laws of the State (whether such federal laws directly so provide or refer to the law of any state), then such federal laws shall to such extent govern as to the rate of interest which Lender may contract for, take, reserve, charge or receive under the Loan Documents.

         Section 11.4 INVALID PROVISIONS. If any provision of any Loan Document is held to be illegal, invalid or unenforceable, such provision shall be fully severable; the Loan Documents shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part thereof; the remaining provisions thereof shall remain in full effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance therefrom; and in lieu of such illegal, invalid or unenforceable provision there shall be added automatically as a part of such Loan Document a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible to be legal, valid and enforceable.

         Section 11.5 REIMBURSEMENT OF EXPENSES. Borrower and Operating Lessee shall pay all expenses incurred by Lender in connection with the Loan, including fees and expenses of Lender's attorneys, environmental, engineering and other consultants, and fees, charges or taxes for the recording or filing of Loan Documents. Borrower and Operating Lessee shall pay all expenses of Lender in connection with the administration of the Loan, including audit costs, inspection fees, settlement of condemnation and casualty awards, and premiums for title insurance and endorsements thereto. Borrower and Operating Lessee shall, upon request, promptly reimburse Lender for all amounts expended, advanced or incurred by Lender to collect the Note, or to enforce the rights of Lender under this Agreement or any other Loan Document, or to defend or assert the rights and claims of Lender under the Loan Documents or with respect to the Projects (by litigation or other proceedings), which amounts will include all court costs, attorneys' fees and expenses, fees of auditors and accountants, and investigation expenses as may be incurred by Lender in connection with any such matters (whether or not litigation is instituted), together with interest at the Default Rate on each such amount from the date of disbursement until the date of reimbursement to Lender, all of which shall constitute part of the Loan and shall be secured by the Loan Documents.

         Section 11.6 APPROVALS; THIRD PARTIES; CONDITIONS. All approval rights retained or exercised by Lender with respect to leases, contracts, plans, studies and other matters are solely to facilitate Lender's credit underwriting, and shall not be deemed or construed as a determination that Lender has passed on the adequacy thereof for any other purpose and may not be relied upon by Borrower, Operating Lessee, or any other Person. This Agreement is for the sole and exclusive use of Lender and Borrower and may not be enforced, nor relied upon, by any Person other than Lender and Borrower. All conditions of the obligations of Lender hereunder, including the obligation to make advances, are imposed solely and exclusively for the benefit of Lender, its successors and assigns, and no other Person shall have standing to require satisfaction of such conditions or be entitled to assume that Lender will refuse to make advances in the absence of strict compliance with any or all of such conditions, and no other Person shall, under any circumstances, be deemed to be a beneficiary of such conditions, any and all of which may be freely waived in whole or in part by Lender at any time in Lender's sole discretion.

         Section 11.7 LENDER NOT IN CONTROL; NO PARTNERSHIP. None of the covenants or other provisions contained in this Agreement shall, or shall be deemed to, give Lender the right or power to exercise Control over the affairs or management of Borrower or Operating Lessee, the power of Lender being limited to the rights to exercise the remedies referred to in the Loan Documents. The relationship between Borrower and Lender is, and at all times shall remain, solely that of debtor and creditor. No covenant or provision of the Loan Documents is intended, nor shall it be deemed or construed, to create a partnership, joint venture, agency or common interest in profits or income between Lender and Borrower, or between Lender and Operating Lessee, or to create an equity in the Projects in Lender. Lender neither undertakes nor assumes any responsibility or duty to Borrower, or to Operating Lessee, or to any other Person with respect to the Projects or the Loan, except as expressly provided in the Loan Documents; and notwithstanding any other provision of the Loan Documents: (a) Lender is not, and shall not be construed as, a partner, joint venturer, alter ego, manager, controlling person or other business associate or participant of any kind of Borrower or Operating Lessee or their respective stockholders, members, or partners and Lender does not intend to ever assume such status; (b) Lender shall in no event be liable for any Debts, expenses or losses incurred or sustained by Borrower or Operating Lessee; and
(c) Lender shall not be deemed responsible for or a participant in any acts, omissions or decisions of Borrower or Operating Lessee or their respective stockholders, members, or partners. Lender and Borrower and Operating Lessee disclaim any intention to create any partnership, joint venture, agency or common interest in profits or income between Lender and Borrower, or between Lender and Operating Lessee, or to create an equity in the Projects in Lender, or any sharing of liabilities, losses, costs or expenses.

         Section 11.8 TIME OF THE ESSENCE. Time is of the essence with respect to this Agreement.

         Section 11.9 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of Lender, Borrower, and Operating Lessee, and the successors and assigns of Lender, including any assignee or transferee of the Note, individually, and the successors and assigns of Borrower and Operating Lessee, provided that neither Borrower nor any other Borrower Party shall, without the prior written consent of Lender, assign any rights, duties or obligations hereunder.

         Section 11.10 RENEWAL, EXTENSION OR REARRANGEMENT. All provisions of the Loan Documents shall apply with equal effect to each and all promissory notes and amendments thereof hereinafter executed which in whole or in part represent a renewal, extension, increase or rearrangement of the Loan.

         Section 11.11 DIVISIONS OF THE LOAN; SYNDICATION OR PLACEMENT. For portfolio management purposes, Lender may elect to divide the Loan into two or more separate loans, evidenced by separate promissory notes with senior and junior priorities, or to syndicate the Loan to a group of lenders, or to sell the Loan in connection with a securitization, structured finance, or other placement transaction so long as the payment and other obligations of Borrower or Operating Lessee are not effectively increase or otherwise modified. Borrower and Operating Lessee agree to cooperate with Lender and to execute such documents as Lender reasonably may request to effect any division of the Loan required by Lender and otherwise to effect any syndication, securitization, structured finance, or secondary market transaction.

         Section 11.12 WAIVERS. No course of dealing on the part of Lender, its officers, employees, consultants or agents, nor any failure or delay by Lender with respect to exercising any right, power or privilege of Lender under any of the Loan Documents, shall operate as a waiver thereof.

         Section 11.13 CUMULATIVE RIGHTS. Rights and remedies of Lender under the Loan Documents shall be cumulative, and the exercise or partial exercise of any such right or remedy shall not preclude the exercise of any other right or remedy.

         Section 11.14 SINGULAR AND PLURAL. Words used in this Agreement and the other Loan Documents in the singular, where the context so permits, shall be deemed to include the plural and vice versa. The definitions of words in the singular in this Agreement and the other Loan Documents shall apply to such words when used in the plural where the context so permits and vice versa.

         Section 11.15 PHRASES. When used in this Agreement and the other Loan Documents, the phrase "including" shall mean "including, but not limited to," the phrase "satisfactory to Lender" shall mean "in form and substance satisfactory to Lender in all respects," the phrase "with Lender's consent" or "with Lender's approval" shall mean such consent or approval at Lender's discretion, the phrase "acceptable to Lender" shall mean "acceptable to Lender at Lender's sole discretion," and, as the context may require, the phrase "Borrower and Operating Lessee" shall mean "Borrower and Operating Lessee, jointly and severally."

         Section 11.16 EXHIBITS AND SCHEDULES. The exhibits and schedules attached to this Agreement are incorporated herein and shall be considered a part of this Agreement for the purposes stated herein.

         Section 11.17 TITLES OF ARTICLES, SECTIONS AND SUBSECTIONS. All titles or headings to articles, sections, subsections or other divisions of this Agreement and the other Loan Documents or the exhibits hereto and thereto are only for the convenience of the parties and shall not be construed to have any effect or meaning with respect to the other content of such articles, sections, subsections or other divisions, such other content being controlling as to the agreement between the parties hereto.

         Section 11.18 PROMOTIONAL MATERIAL. Borrower and Operating Lessee authorize Lender to issue press releases, advertisements and other promotional materials in connection with Lender's own promotional and marketing activities, and describing the Loan, in a manner consistent with descriptions of other financings, and Lender's participation in the Loan. All references to Lender contained in any press release, advertisement or promotional material issued by Borrower or Operating Lessee shall be approved in writing by Lender in advance of issuance.

         Section 11.19 SURVIVAL. All of the representations, warranties, covenants, and indemnities hereunder (including environmental matters under Article 4), and under the indemnification provisions of the other Loan Documents shall survive the repayment in full of the Loan and the release of the liens evidencing or securing the Loan, and shall survive the transfer (by sale, foreclosure, conveyance in lieu of foreclosure or otherwise) of any or all right, title and interest in and to the Projects to any party, whether or not an Affiliate of Borrower or Operating Lessee.

         Section 11.20 WAIVER OF JURY TRIAL. To the maximum extent permitted by law, Borrower, Operating Lessee, and Lender hereby knowingly, voluntarily and intentionally waive the right to a trial by jury in respect of any litigation based hereon, arising out of, under or in connection with this Agreement or any other Loan Document, or any course of conduct, course of dealing, statement (whether verbal or written) or action of either party or any exercise by any party of their respective rights under the Loan Documents or in any way relating to the Loan or the Projects (including, without limitation, any action to rescind or cancel this Agreement, and any claim or defense asserting that this Agreement was fraudulently induced or is otherwise void or voidable). This waiver is a material inducement for Lender to enter this Agreement.

         Section 11.21 WAIVER OF PUNITIVE OR CONSEQUENTIAL DAMAGES. Neither Lender nor Borrower nor Operating Lessee shall be responsible or liable to the other or to any other Person for any punitive, exemplary or consequential damages which may be alleged as a result of the Loan or the transaction contemplated hereby, including any breach or other default by any party hereto.

         Section 11.22 GOVERNING LAW. The Loan Documents are being executed and delivered, and are intended to be performed, in the State and the laws of the State and of the United States of America shall govern the rights and duties of the parties hereto and the validity, construction, enforcement and interpretation of the Loan Documents, except to the extent otherwise specified in any of the Loan Documents.

         Section 11.23 ENTIRE AGREEMENT. This Agreement and the other Loan Documents embody the entire agreement and understanding between Lender and Borrower, and between Lender and Operating Lessee, and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof. Accordingly, the Loan Documents may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

         Section 11.24 COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall constitute an original, but all of which shall constitute one document.

                                   ARTICLE 12
                            LIMITATIONS ON LIABILITY

         Section 12.1 LIMITATION ON LIABILITY. Except as provided below, neither Borrower nor Operating Lessee shall be personally liable for amounts due under the Loan Documents. Borrower and Operating Lessee shall be jointly and severally and personally liable to Lender for any deficiency, loss or damage suffered by Lender because of: (a) Borrower's or Operating Lessee's commission of a criminal act, (b) the failure to comply with provisions of the Loan Documents prohibiting the sale, transfer or encumbrance of the Projects, any other collateral, or any direct or indirect ownership interest in Borrower or Operating Lessee; (c) the misapplication by Borrower or Operating Lessee or any Borrower Party of any funds derived from the Projects, including security deposits, insurance proceeds and condemnation awards; (d) the fraud or misrepresentation by Borrower, Operating Lessee, or any Borrower Party made in or in connection with the Loan Documents or the Loan; (e) Borrower's or Operating Lessee's collection of rents more than one month in advance or entering into or modifying the Operating Lease or any of the Residency Agreements, or receipt of monies by Borrower, Operating Lessee, or any Borrower Party in connection with the modification of the Operating Lease or any Residency Agreements, in violation of this Agreement or any of the other Loan Documents; (f) failure of Borrower or Operating Lessee to apply proceeds of rents or any other payments in respect of the Residency Agreements and other income of the Projects or any other collateral to the costs of maintenance and operation of the Projects and to the payment of taxes, lien claims, insurance premiums, Debt Service and other amounts due under the Loan Documents; (g) subject to the provisions of Section 8.2, Borrower's or Operating Lessee's failure to pay any real estate taxes, assessments or similar charges affecting the Projects prior to the delinquency thereof, (h) Borrower's or Operating Lessee's interference with Lender's exercise of rights under the Assignments of Rents and Leases; (i) if applicable, Borrower's or Operating Lessee's failure to timely renew any letter of credit issued in connection with the Loan; (j) Borrower's or Operating Lessee's failure to maintain insurance as required by this Agreement or to pay any taxes or assessments affecting a Project; (k) damage or destruction to a Project directly caused by the acts or omissions of Borrower, or Operating Lessee or their respective agents, employees, or contractors; (l) Borrower's and Operating Lessee's obligations with respect to environmental matters under Article 4; (m) Borrower's or Operating Lessee's failure to pay for any loss, liability or expense (including attorneys' fees) incurred by Lender arising out of any claim or allegation made by Borrower or Operating Lessee or their respective successors or assigns, or any creditor of Borrower or Operating Lessee, that this Agreement or the transactions contemplated by the Loan Documents establish a joint venture, partnership or other similar arrangement between Borrower and Lender or between Operating Lessee and Lender; (n) any failure on the part of Borrower or Operating Lessee to comply with any local, state or federal laws or regulations governing the operation of the Projects as nursing homes and personal care facilities, including the requirements of State Agencies, and any requirements under Medicare or other reimbursement program; (o) any liability for professional malpractice or negligence relating to the operation of the Projects; or (p) any brokerage commission or finder's fees claimed in connection with the transactions contemplated by the Loan Documents other than commissions or fees incurred solely as a result of Lender's actions. None of the foregoing limitations on the personal liability of Borrower or Operating Lessee shall modify, diminish or discharge the personal liability of any Joinder Party. Nothing herein shall be deemed to be a waiver of any right which Lender may have under Sections 506(a), 506(b), 1111(b) or any other provision of the United States Bankruptcy Code, as such sections may be amended, or corresponding or superseding sections of the Bankruptcy Amendments and Federal Judgeship Act of 1984, to file a claim for the full amount due to Lender under the Loan Documents or to require that all collateral shall continue to secure the amounts due under the Loan Documents.

         Section 12.2 LIMITATION ON LIABILITY OF LENDER'S OFFICERS, EMPLOYEES, ETC. Any obligation or liability whatsoever of Lender which may arise at any time under this Agreement or any other Loan Document shall be satisfied, if at all, out of the Lender's assets only. No such obligation or liability shall be personally binding upon, nor shall resort for the enforcement thereof be had to, the property of any of Lender's shareholders, directors, officers, employees or agents, regardless of whether such obligation or liability is in the nature of contract, tort or otherwise.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

         EXECUTED as of the date first written above.

LENDER:                      GENERAL ELECTRIC CAPITAL CORPORATION, a
                             Delaware corporation (formerly organized as a New York corporation)


                             By:
                                 ----------------------------------------------
                                    Kevin J. McMeen, Senior Vice President


BORROWER:                    FORT AUSTIN REAL ESTATE HOLDINGS, LLC, a Tennessee
                             limited liability company

                             By:
                                -----------------------------------------------
                                                   , Executive Vice President
                                -------------------

OPERATING LESSEE:            FORT AUSTIN LIMITED PARTNERSHIP, a Texas limited
                             partnership

                             By: ARC Fort Austin Properties, Inc., a Tennessee corporation, General Partner


                                  By:
                                     ------------------------------------------
                                                      , Executive Vice President
                                     -----------------

                                     JOINDER

         By executing this Joinder (the "JOINDER"), the undersigned ("JOINDER PARTIES") jointly and severally guaranty the performance by Borrower and Operating Lessee of Borrower's and Operating Lessee's unconditional obligation to pay real estate taxes, assessments and similar charges relating to the Projects under Section 8.2 of this Agreement; Borrower's and Operating Lessee's obligations with respect to environmental matters under Article 4 of this Agreement, Borrower's and Operating Lessee's indemnification obligations under
Section 8.14 of this Agreement, and all obligations and liabilities for which Borrower and Operating Lessee are personally liable under Section 12.1 of this Agreement. This Joinder is a guaranty of full and complete payment and performance and not of collectability.

         1. WAIVERS. To the fullest extent permitted by applicable law, each Joinder Party waives all rights and defenses of sureties, guarantors, accommodation parties and/or co-makers and agrees that its obligations under this Joinder shall be primary, absolute and unconditional, and that its obligations under this Joinder shall be unaffected by any of such rights or defenses, including:

                  (a) the unenforceability of any Loan Document against Borrower and/or Operating Lessee and/or any Joinder Party;

                  (b) any release or other action or inaction taken by Lender with respect to the collateral, the Loan, Borrower and/or Operating Lessee and/or any Joinder Party, whether or not the same may impair or destroy any subrogation rights of any Joinder Party, or constitute a legal or equitable discharge of any surety or indemnitor;

                  (c) the existence of any collateral or other security for the Loan, and any requirement that Lender pursue any of such collateral or other security, or pursue any remedies it may have against Borrower and/or Operating Lessee and/or any Joinder Party;

                  (d) any requirement that Lender provide notice to or obtain a Joinder Party's consent to any modification, increase, extension or other amendment of the Loan, including the guaranteed obligations;

                  (e) any right of subrogation (until payment in full of the Loan, including the guaranteed obligations, and the expiration of any applicable preference period and statute of limitations for fraudulent conveyance claims);

                  (f) any defense based on any statute of limitations;

                  (g) any payment by Borrower or Operating Lessee to Lender if such payment is held to be a preference or fraudulent conveyance under bankruptcy laws or Lender is otherwise required to refund such payment to Borrower, Operating Lessee, or any other party; and

                  (h) any voluntary or involuntary bankruptcy, receivership, insolvency, reorganization or similar proceeding affecting Borrower or Operating Lessee or any of their respective assets.

         2. AGREEMENTS. Each Joinder Party further represents, warrants and agrees that:

                  (a) The obligations under this Joinder are enforceable against each such party and are not subject to any defenses, offsets or counterclaims;

                  (b) The provisions of this Joinder are for the benefit of Lender and its successors and assigns;

                  (c) Lender shall have the right to (A) renew, modify, extend or accelerate the Loan, (B) pursue some or all of its remedies against Borrower or any Joinder Party, (C) add, release or substitute any collateral for the Loan or party obligated thereunder, and (D) release Borrower or any Joinder Party from liability, all without notice to or consent of any Joinder Party (or other Joinder Party) and without affecting the obligations of any Joinder Party (or other Joinder Party) hereunder;

                  (d) Each Joinder Party covenants and agrees to furnish to Lender, within one hundred twenty (120) days after the end of each fiscal year of such Joinder Party, a current (as of the end of such fiscal year) balance sheet of such Joinder Party, in scope and detail satisfactory to Lender, certified by the chief financial representative of such Joinder Party and, if required by Lender, prepared on an accounting review basis and certified by an independent public accountant satisfactory to Lender; and

                  (e) To the maximum extent permitted by law, each Joinder Party hereby knowingly, voluntarily and intentionally waives the right to a trial by jury in respect of any litigation based hereon. This waiver is a material inducement to Lender to enter into this Agreement.

         This Joinder shall be governed by the laws of the State of Texas.

         Executed as of May 15, 2002.

JOINDER PARTIES:          ARC FORT AUSTIN PROPERTIES, INC., a Tennessee
                          corporation

                          By:
                              --------------------------------------------------
                                                      , Executive Vice President
                              ------------------------

                          AMERICAN RETIREMENT CORPORATION, a Tennessee corporation


                          By:
                              --------------------------------------------------
                                                      , Executive Vice President
                              ------------------------

                          ARCPI HOLDINGS, INC., a Tennessee corporation


                          By:
                              --------------------------------------------------
                                                      , Executive Vice President
                              ------------------------

                                   EXHIBIT A

                          LEGAL DESCRIPTION OF PROJECTS


                                    BROADWAY

BEING all that certain lot, tract or parcel of land in the JOHN HEATH SURVEY, ABSTRACT 641, TARRANT County, Texas, being all of that certain 20.000 acre tract of land previously known as Lot 3, Block 7 CITYVIEW, conveyed to Fort Austin Limited Partnership by the deed recorded in Volume 10585, Page 1340, Deed Records of Tarrant County, Texas (D.R.,T.Co.,Tx.), currently being a portion of Lot 3R, Block 7, CITYVIEW ADDITION as recorded in Cabinet A, Slide 6207, Plat Records, Tarrant County, Texas (P.R.,T.Co.,Tx.), and being more particularly described by metes and bounds as follows:

BEGINNING at a 5/8 inch steel rod set at the Southeast corner of that certain Lot 2, Block 7, Cityview, an Addition to the City of Fort Worth, Tarrant County, Texas, as recorded in Volume 388-181, Pages 27 and 28, P.R.,T.Co.,Tx., the Northeast corner of aforesaid Lot 3R, and being in the line common to Lot 3R and the C.O. Edwards Estate according to the deed recorded in Volume 1129, Page 620, D.R.,T.Co.,Tx., and in the line common to said Heath Survey and the I. & G.N. RR. Survey, Abstract 832, Tarrant County, Texas, said point being 881.12 feet South 00 degrees 00 minutes 14 seconds West along said common survey line and property line from a concrete monument with an aluminum cap set in place of a very old iron pin and post which were found in place for the Northwest corner of the I. & G.N. RR. Survey and a reentrant corner on the East side of the Heath Survey in May, 1983;

THENCE with the line common to the Heath and I. & G.N. RR. Surveys and with the line common to the C.O. Edwards Estate and Lot 3R, South 00 degrees 00 minutes 14 seconds West, at approximately 220 feet (by General Land Office description) passing the Westerly common corner of said I. & G.N. RR. Survey and the Jacob Wilcox Survey, Abstract 1742, and continuing with said common property line and the line common to the Heath and Wilcox Surveys, in all 873-3/10 feet to a 5/8 inch steel rod found;

THENCE departing said common property line and survey line North 81 degrees 20 minutes 40 seconds West 1100-37/100 feet to a 5/8 inch steel rod set in the curved East right-of-way (R/W) line of Bryant Irvin Road (a 120 foot wide public R/W);

THENCE with said East R/W line and Northerly with the arc of a curve to the left having a radius of 4060-0/10 feet, a long chord that bears North 06 degrees 18 minutes 29 seconds East 327-01/100 feet and an arc distance of 327-1/10 feet to an "x" cut in walk at its point of tangency;

THENCE continuing with said East R/W line, North 04 degrees 00 minutes East 455-31/100 feet to an "x" cut in walk at the Southwest corner of the aforesaid Lot 2, Block 7 and Northwest corner of said Lot 3R;

THENCE with the line common to said Lot 2, Block 7 and Lot 3R, South 85 degrees 59 minutes 21 seconds East 1022-71/100 feet to the PLACE OF BEGINNING, containing in all some 20-000/1000 acres of land (871,205 square feet), more or less.

Previously known as Lot 3, Block 7, CITYVIEW, an addition to the City of Fort Worth, Tarrant County, Texas, according to the map thereof recorded in Volume 388-203, Page 31, Plat Records, Tarrant County, Texas.


                                     SUMMIT

TRACT I:  (FEE SIMPLE

Lot 1, Block H of TREEMONT, PHASE B, SECTION 3, a subdivision in Travis County, Texas, according to the Map or Plat thereof recorded in Book 87, Page(s) 122D, Plat Records, Travis County, Texas.

SAVE AND EXCEPT THEREFROM a 0.439 acre of land, more or less, conveyed to the City of Rollingwood by Dedication Deed dated January 9, 2002, recorded as Document No. 2002007063, Official Public Records, Travis County, Texas.

TRACT II: (EASEMENT ESTATE

Easement for ingress and egress purposes in and to 0.4223 Acres of land, more or less, out of the Henry P. Hill Survey, Travis County, Texas, being set out in Volume 10186, Page 293, Real Property Records, Travis County, Texas; now being part of Lot 3, Block I of TREEMONT, PHASE B, SECTION FOUR, a subdivision in Travis County, Texas according to the Map or Plat thereof recorded in Book 90, Page(s) 253, Plat Records, Travis County, Texas, which has been replatted into LIBERTY PARK CONDOMINIUMS recorded in Volume 12675, Page 183, Real Property Records and in Volume 1, Page 136, and Volume 1, Page 138, Condominium Records, Travis County, Texas, and being described as follows

FIELDNOTE Description of a tract or parcel of land containing 0.4223 acres, more or less, situated in the Henry P. Hill Survey No. 21, Travis County, Texas being a portion of the remainder of a 208.36 acre tract conveyed to George S. Nalle, III by a deed recorded in Volume 7667, Page 104 of the Travis County Deed Records and is that same 0.422 acre tract described in a Roadway and Maintenance Agreement between Forum Group, Inc. and George S. Nalle, III, and recorded in Volume 10186, Page 293 of the said Deed Records of Travis County, Texas. The herein described tract is more particularly described by metes and bounds as follows

COMMENCING at an iron pipe found in concrete in the West right of way of Bee Cave Road (R.M. 2244 - 100 feet wide), said pipe is the most Northerly corner of Lot "A" Zilker Heights Resubdivision as shown on a map or plat thereof recorded in Book 75, Page 330 of the Plat Records of Travis County, Texas, and is the most Easterly Southeast corner of Lot 1 Block "H" Treemont Phase "B", Section Three Subdivision as shown on a map or plat thereof recorded in Book 87, Page 122-D, of the said Plat Records

THENCE South 39 degrees 06 minutes 22 seconds West with the common line between Lot "A" and Lot 1 described above, 116.00 feet to an iron pipe found at an angle point

THENCE South 32 degrees 17 minutes 14 seconds West, continuing with the above said common lot line 136.95 feet to an iron pipe found for another angle point being the Northeast corner of the above said 0.422 acre tract and the POINT OF BEGINNING of the herein described tract

THENCE, leaving the Southerly line of above said Lot 1, and following the Westerly line of Lot "A" with the following five (5) courses

         1) South 12 degrees 03 minutes 59 seconds West 89.90 feet to a found iron pipe

         2) South 07 degrees 41 minutes 17 seconds West 108.55 feet to a found iron pipe;

         3) South 03 degrees 45 minutes 43 seconds West 206.14 feet to a found iron pipe;

         4) South 11 degrees 21 minutes 23 seconds East 85.99 feet to a found iron pipe;

         5) South 18 degrees 56 minutes 02 seconds East 60.94 feet to a concrete monument found in the North right of way line of State Highway Loop 1 (Mopac), being the Southwest corner of Lot "A" described herein, also being a corner in the 208.36 acre tract and the 0.422 acre tract mentioned above;

THENCE, South 69 degrees 17 minutes 28 seconds West, with the North line of said State Highway Loop 1 and the South line of the 208.36 acre tract, 57.84 feet to an iron rod found for the Southwest corner of the 0.422 acre tract;

THENCE, leaving the said North line of Loop 1 and crossing the said 208.36 acre tract following the West line of the 0.422 acre tract with the following seven
(7) courses and distances:

1) A distance of 21.38 feet with the arc of a curve to the right having a central angle of 12 degrees 38 minutes 37 seconds, a radius of 96.90 feet and a chord which bears North 02 degrees 39 minutes 54 seconds West, a distance of
21.34 feet to an iron rod set for a point of tangency;

2) North 03 degrees 46 minutes 02 seconds East, a distance of 29.87 feet to an iron rod set for a point of curvature:

3) A distance of 38.46 feet with the arc of a curve to the left having a central angle of 15 degrees 01 minutes 27 seconds, a radius of 146.67 feet and a chord which bears North 03 degrees 51 minutes 19 seconds West, a distance of 38.35 feet to an iron rod set for a point of tangency;

4) North 11 degrees 21 minutes 23 seconds West, a distance of 60.47 feet to an iron rod set for an angle point;

5) North 03 degrees 43 minutes 13 seconds East, a distance of 223.05 feet to an iron rod set for an angle point;

6) North 07 degrees 41 minutes 17 seconds East, a distance of 104.46 feet to an iron rod set for an angle point;

7) North 40 degrees 13 minutes 54 seconds West, a distance of 35.96 feet to an iron rod set in the South line of above said Lot 1 Block "H" Treemont Phase B, Section Three

THENCE North 49 degrees 46 minutes 06 seconds East, with the said South line of Lot 1, 95.00 feet to the POINT OF BEGINNING containing within these metes and bounds 0.4223 acres (18,394 square feet) of land area, more or less.

                                    PARKPLACE

Parcel 1:

Lots 1, 2, 3 and Lots 19 through 24, Block 22, Kettles Second Addition to the City of Denver, City and County of Denver, State of Colorado.

Parcel 2:

Lots 1 through 12, Block 11, Arlington Park Annex, together with that part of the West 1/2 of vacated Clarkson Street adjoining Lots 2 through 12 on the East as described in ordinance No. 348, Series of 1981, recorded on July 18, 1981, in Book 2407 at page 244, and together with the vacated alley in Block 11, being a part of original Lots 1 through 4 on the West, as vacated by Ordinance No. 576, Series of 1974, recorded August 29, 1974 in Book 937 at Page 566, except that portion of Lots 7 through 12 conveyed to the City and County of Denver, by deed recorded in Book 2769, page 25, City and County of Denver, State of Colorado.

                                   EXHIBIT B

                                     BUDGET

----------------------------------------------------------------------------
Sources                          Estimated Uses
----------------------------------------------------------------------------
GECC Loan        95,700,000      Refinance GECC Debt              82,740,000
                                 Reduce Heller Mortgages          10,007,000
                                 GECC Fees                           957,000
                                 Estimated Closing Costs           1,207,000
                                 Rate Protection Costs               789,000

----------------------------------------------------------------------------
Totals           95,700,000                                       95,700,000
----------------------------------------------------------------------------

                                   EXHIBIT C

                              MANAGEMENT STANDARDS

         1. If Borrower desires to enter into, modify, amend or terminate any management agreement, leasing agreement or any other agreement relating to management, leasing or operation of the Projects, Borrower shall submit such proposed modification or change to Lender in writing for Lender's prior approval, which approval shall be given or withheld in Lender's sole discretion. Lender shall respond to such requests for approval within a reasonable period of time.

         2. Upon Lender's request, Borrower shall, and shall cause its on-site administrator to (i) meet with Lender at least quarterly to discuss the financial and physical condition of the Projects and the management of the Projects, including personnel, resident satisfaction, marketing and other issues pertinent to the success of the Projects, and (ii) at Lender's request, provide Lender with reports relating to such information.

         3. Borrower's agreements with its management and leasing agents, if any, shall be written so that if Lender acquires ownership of the Projects, Lender may, without cost or liability to Lender, within sixty (60) days' of Lender's notice, terminate the management and leasing agreement, and the on-site administrator and director of leasing.

                                   EXHIBIT D

                             ALLOCATED LOAN BALANCES

Broadway                                                    $37,041,000

Summit                                                      $32,376,000

Parkplace                                                   $26,283,000
                                                            ===========
TOTAL                                                       $95,700,000

                                  SCHEDULE 2.1

                               ADVANCE CONDITIONS

         Part A - Initial Advance
         Part B - General Conditions
         Part C - Advances for Immediate Repairs

                     PART A. CONDITIONS TO INITIAL ADVANCE.

         The initial advance of the Loan shall be subject to Lender's receipt, review, approval and/or confirmation of the following, at Borrower's cost and expense, each in form and content satisfactory to Lender in its sole discretion:

         1. The Commitment Fee, to the extent not previously paid.

         2. The Loan Documents, including the Interest Rate Protection Agreement, executed by Borrower and, as applicable, Operating Lessee and each other Borrower Party.

         3. ALTA (or equivalent) mortgagee policies of title insurance, in the aggregate maximum amount of the Loan, with reinsurance and endorsements as Lender may require, containing no exceptions to title (printed or otherwise) which are unacceptable to Lender, and insuring that the Mortgage is a first-priority Lien on the Projects and related collateral.

         4. All documents evidencing the formation, organization, valid existence, good standing, and due authorization of and for Borrower, Operating Lessee, and each other Borrower Party for the execution, delivery, and performance of the Loan Documents by Borrower, Operating Lessee, and each other Borrower Party.

         5. Legal opinions issued by counsel for Borrower, Operating Lessee, and each other Borrower Party, opining as to the due organization, valid existence and good standing of Borrower, Operating Lessee, and each other Borrower Party, and the due authorization, execution, delivery, enforceability and validity of the Loan Documents with respect to, Borrower, Operating Lessee, and each other Borrower Party; that the Loan, as reflected in the Loan Documents, is not usurious; to the extent that Lender is not otherwise satisfied, that the Projects and their use is in full compliance with all legal requirements; that the Loan Documents do not create or constitute a partnership, a joint venture or a trust or fiduciary relationship between Borrower and Lender or between Operating Lessee and Lender; that neither Borrower nor Operating Lessee is susceptible to being consolidated with ARC, ARCSPE or any other Affiliate of Borrower or Operating Lessee in any bankruptcy or insolvency proceeding; and as to such other matters as Lender and Lender's counsel reasonably may specify.

         6. Current Uniform Commercial Code searches for Borrower and the immediately preceding owner of the Projects.

         7. Copies of the policies of insurance required by this Agreement, containing all endorsements thereto and conforming in all respects to the requirements of Lender.



                                Schedule 2.1 - 1

         8. An "as-built" survey of each Project, dated or updated to a date not earlier than thirty (30) days prior to the date hereof, certified to Lender and such title insurer, prepared by a licensed surveyor acceptable to Lender and the issuer of the title insurance, and conforming to Lender's current standard survey requirements.

         9. An engineering report or architect's certificate with respect to each Project, covering, among other matters, inspection of heating and cooling systems, roof and structural details and showing no failure of compliance with building plans and specifications, applicable legal requirements (including requirements of the Americans with Disabilities Act) and fire, safety and health standards, and certified for the use and reliance by Lender and its Affiliates, successors and assigns. As requested by Lender, such report shall also include an assessment of the Project's tolerance for earthquake and seismic activity.

         10. A Site Assessment for each Project.

         11. The Operating Lease and a subordination, non-disturbance and attornment agreement between Operating Lessee and Lender with respect to the Operating Lease.

         12. A current rent roll of each Project, and copies of all Residency Agreements, certified by Borrower or the current owner of such Project. Such rent roll shall include the following information: (a) resident names; (b) unit/suite numbers; (c) area of each demised premises and total area of the Project (stated in net rentable square feet); (d) rental rate (including escalations, if any); (e) cancellation/termination provisions; (f) term (if any); and (g) security deposit. In addition, a copy of each standard lease form, admission agreement, occupancy or other residency agreement form to be used by Borrower in leasing space in the Projects, or conducting a retirement home business in the Projects, in form satisfactory to and approved by Lender.

         13. Evidence satisfactory to Lender that Borrower and Operating Lessee are and have at all relevant times been in all respects in compliance with all requirements of the Social Security Act of 1965, the regulations promulgated thereunder, and, as applicable, all conditions of participation in the Medicare program thereunder, including, without limitation, those imposed by the State Agencies and the United States Department of Health and Human Services.

         14. Certified copies of (a) Medicare provider agreements, as applicable, issued under Title XVIII and Title XIX of the Social Security Act of 1965, with current provider numbers, (b) as applicable, nursing home licenses (or "long-term-care licenses") issued by the State Agencies, (c) a personal care facilities license issued by the State Agencies, and (d) all licenses, permits and approvals required or convenient for the operation of the Projects as retirement communities under applicable laws and regulations, such certifications to state that such agreements, licenses, permits and approvals are in full force and effect.

         15. A capital expenditures budget, as prepared by Borrower and Operating Lessee and approved by Lender, setting forth in detail satisfactory to Lender all capital expenditures for capital improvements to each of the Projects which Borrower and Operating Lessee intend to complete within the five-year period ending May 1, 2007, the schedule for completing such capital improvements, and the estimated cost therefor.



                                Schedule 2.1 - 2

         16. Such other documents and instruments as Lender or its counsel reasonably may require.

         17. Borrower's deposit with Lender of the amount required by Lender to impound for taxes and assessments under Article 3 and to fund any other required escrows or reserves.

         18. Evidence that the Projects and the operation thereof comply with all legal requirements, including that all requisite certificates of occupancy, building permits, and other licenses, certificates, approvals or consents required of any governmental authority have been issued without variance or condition and that there is no litigation, action, citation, injunctive proceedings, or like matter pending or threatened with respect to the validity of such matters.

         19. No change shall have occurred in the financial condition of Borrower, Operating Lessee, or any other Borrower Party or in the Net Operating Income of any Project, which would have, in Lender's judgment, a material adverse effect on a Project or on Borrower's ability to repay the Loan or on Borrower's, Operating Lessee's or any Borrower Party's ability to perform its obligations under the Loan Documents.

         20. No condemnation or adverse zoning or usage change proceeding shall have occurred or shall have been threatened against a Project; no Project shall have suffered any significant damage by fire or other casualty which has not been repaired; no law, regulation, ordinance, moratorium, injunctive proceeding, restriction, litigation, action, citation or similar proceeding or matter shall have been enacted, adopted, or threatened by any governmental authority, which would have, in Lender's judgment, a material adverse effect on Borrower, Operating Lessee, any Borrower Party or a Project.

         21. All fees and commissions payable to real estate brokers, mortgage brokers, or any other brokers or agents in connection with the Loan or the acquisition of the Projects have been paid, such evidence to be accompanied by any waivers or indemnifications deemed necessary by Lender.

         22. Payment of Lender's costs and expenses in underwriting, documenting, and closing the transaction, including fees and expenses of Lender's inspecting engineers, consultants, and outside counsel.

         23. The representations and warranties contained in this Loan Agreement and in all other Loan Documents are true and correct.

         24. No Potential Default or Event of Default shall have occurred or exist.

         25. Prepayment of that loan by Lender to Borrower in the amount of up to $112,500,000 under Loan Agreement dated December 30, 1997 between Lender and Borrower (the "EXISTING FACILITY") (reserving the right to adjust the amount of such prepayment based on a reconciliation of payments previously made, including applications of reserves), it being understood and agreed that the initial advance of the Loan is a refinancing in renewal and extension of the remaining unpaid principal balance of the Existing Facility.



                                Schedule 2.1 - 3

         26. Heller Healthcare Finance, Inc., or Heller Financial, Inc. or one or more of their related entities shall have issued a commitment to or entered into an agreement with the borrowers under the Heller Loans for the extension of the maturity of Heller Loans to a date not earlier than May 31, 2005, subject to, among other conditions, (a) satisfaction of the Debentures, (b) the closing and funding of the HCPI Transaction, and (c) payment to the lender(s) under the Heller Loans of an extension fee in the aggregate amount of one percent (1%) of the outstanding principal balance of the Heller Loans.

                           PART B. GENERAL CONDITIONS

         Each advance of the Loan shall be subject to Lender's receipt, review, approval and/or confirmation of the following, each in form and content satisfactory to Lender in its sole discretion:

         1. There shall exist no Potential Default or Event of Default (currently and after giving effect to the requested advance).

         2. The representations and warranties contained in this Loan Agreement and in all other Loan Documents are true and correct.

         3. Such advance shall be secured by the Loan Documents, subject only to those exceptions to title approved by Lender at the time of Loan closing, or the time that a Project was first encumbered by a Mortgage, as evidenced by title insurance endorsements satisfactory to Lender, if necessary.

         4. Borrower shall have paid Lender's costs and expenses in connection with such advance (including title charges, and costs and expenses of Lender's inspecting engineer and attorneys).

         5. No change shall have occurred in the financial condition of Borrower, Operating Lessee, or any Borrower Party, or in the Net Operating Income of the Projects, or in the financial condition of Borrower, Operating Lessee, ARC, or ARCSPE, which would have, in Lender's judgment, a material adverse effect on the Loan, the Projects, or Borrower's, Operating Lessee's, or any Borrower Party's ability to perform its obligations under the Loan Documents.

         6. No condemnation or adverse, as determined by Lender, zoning or usage change proceeding shall have occurred or shall have been threatened against a Project; no Project shall have suffered any damage by fire or other casualty which has not been repaired or is not being restored in accordance with this Agreement; no law, regulation, ordinance, moratorium, injunctive proceeding, restriction, litigation, action, citation or similar proceeding or matter shall have been enacted, adopted, or threatened by any governmental authority, which would have, in Lender's judgment, a material adverse effect on a Project or Borrower's, Operating Lessee's, or any Borrower Party's ability to perform its obligations under the Loan Documents.

         7. Lender shall have no obligation to make any additional advance for less than $25,000, or to make advances more often than once in any one-month period or to make any advance after November 30, 2002.



                                Schedule 2.1 - 4

         8. At the option of Lender (a) each advance request shall be submitted to Lender at least ten (10) Business Days prior to the date of the requested advance; and (b) all advances shall be made at the Chevy Chase Maryland office of Lender or at such other place as Lender may designate unless Lender exercises its option to make an advance directly to the Person to whom payment is due.
















                                Schedule 2.1 - 5

                                 SCHEDULE 2.3(E)

                          DISCOUNTED YIELD MAINTENANCE

A.       Yield Maintenance Amount

                  As used in this Schedule 2.3(e), "CONTRACT RATE" means the Fixed Rate.

                  As used herein, "YIELD MAINTENANCE AMOUNT" means the sum of the Present Value (as defined below) on the date of prepayment of each Monthly Interest Shortfall (as defined below) for the remaining term of the Loan discounted at the monthly Replacement Treasury Yield (as defined below).

                  The Monthly Interest Shortfall is calculated for each monthly payment date as follows:

                  i) The positive difference, if any, of the Contract Rate less the Replacement Treasury Yield, plus the Break Contract Fee (as defined below) of 20 basis points;

                  ii)      Divided by 12;

                  iii) Multiplied by the outstanding principal balance of the Loan on the date of prepayment

                  The Present Value is then determined by discounting each Monthly Interest Shortfall at the Replacement Treasury Yield divided by 12.

                  FOR EXAMPLE: If a loan with a Contract Rate of 9% were prepaid with 24 months remaining in the term, at a time when the two year Replacement Treasury Yield was 5%, and the outstanding loan balance was $10,000,000.00 then:




                               Schedule 2.3(e) - 1

Contract Rate                                                            .0900
Less the Replacement Treasury Yield                                -     .0500
                                                               ---------------
                                                                   =     .0400
Plus the Break Contract Fee                                        +     .0020
                                                               ---------------
Equals the rate difference                                         =     .0420
Divided by 12                                                      /     12
                                                               ===============
Equals the monthly rate difference                                 =     .0035
Times the principal balance                                    x   $10,000,000
                                                               ---------------
Equals the Monthly Interest Shortfall                          =       $35,000

         The Present Value of each Monthly Interest Shortfall ($35,000) discounted at the monthly Replacement Treasury Yield (5% divided by 12 or ..4167%) equals $797,786.

              The Break Contract Fee shall be 20 basis points at all times.

         As used herein the term "REPLACEMENT TREASURY YIELD" shall mean the rate of interest equal to the yield to maturity of the most recently issued U.S. Treasury Security as quoted in The Wall Street Journal on the prepayment date. If the remaining term is less than one year, the Replacement Treasury Yield will equal the yield for 1-Year Treasury's. If the remaining term is 1-Year, 2-Year, etc., then the Replacement Treasury Yield will equal the yield for the Treasury's with a maturity equaling the remaining term. If the remaining term is longer than one year but does not equal one of the maturities being quoted, then the Replacement Treasury Yield will equal the yield for Treasury's with a maturity closest to but not exceeding the remaining term. If The Wall Street Journal (i) quotes more than one such rate, the highest of such quotes shall apply, or (ii) ceases to publish such quotes, the U.S. Treasury security shall be determined from such financial reporting service or source as Lender shall determine.




                               Schedule 2.3(e) - 2

                                  SCHEDULE 2.4

                          CAPITAL IMPROVEMENTS RESERVE

         CAPITAL IMPROVEMENTS RESERVE. On the date hereof and by the fifteenth
(15th) day of each January hereafter, Borrower or Operating Lessee shall deposit into a reserve with Lender the greater of (a) $352,400 ($400 times the number of units in the Projects subject to reduction of and as the number of units is reduced), or (b) such higher amount as may be recommended by Lender's consulting engineer (the "CAPITAL IMPROVEMENTS RESERVE") for replacing or correcting damages or defects (as opposed to normal repairs and recurring expenses) to any Project, including but not limited to, roofing, foundation work, exterior painting, parking lot and structures, kitchen appliances, carpeting, furnishings, fixtures, equipment, vehicles, office equipment, landscaping, heating, ventilating and air-conditioning systems, plumbing, electrical and mechanical systems ("CAPITAL EXPENDITURES") as specified in a Capital Expenditures Budget (as hereinafter defined) or otherwise approved in advance by Lender; however, the amount of the initial deposit into the Capital Improvements Reserve shall be reduced by the amount of funds expended for capital improvements to the Projects approved by Lender in calendar year 2002. The Capital Improvements Reserve will be held by Lender in an interest-bearing reserve account controlled by Lender. The Capital Improvements Reserve shall be advanced by Lender to Borrower or Operating Lessee for Capital Expenditures. Operating Lessee grants to Lender a security interest in the Capital Improvements Reserve. While an Event of Default or a Potential Default exists, Lender shall not be obligated to advance to Borrower or Operating Lessee any portion of the Capital Improvements Reserve, and while an Event of Default exists, Lender shall be entitled, without notice to Borrower or Operating Lessee, to apply any funds in the Capital Improvements Reserve to satisfy Borrower's obligations under the Loan Documents. Within thirty (30) days after the beginning of any calendar year Borrower or Operating Lessee shall submit to Lender a budget for Capital Expenditures for that calendar year (the "CAPITAL EXPENDITURES BUDGET"). The Capital Expenditures Budget shall be based on the previous year's experience and an assessment of anticipated future needs, and shall be subject to Lender's approval. The Capital Improvements Reserve shall be advanced in accordance with the conditions for advances under Schedule 2.1, Part C, and Lender's customary procedures for improvements advances.



                                Schedule 2.4 - 1